                                                                     EXHIBIT 2.1

                                                                  Execution Copy
                                                                  --------------

                           ASSET PURCHASE AGREEMENT

                                 dated as of

                                July 27, 2001

                                   between

                         BEACON MANUFACTURING COMPANY

                                     and

                        BEACON ACQUISITION CORPORATION

                               TABLE OF CONTENTS

                                                                                             Page
ARTICLE I          DEFINITIONS..............................................................   2
     1.1    Definitions.....................................................................   2
ARTICLE II         PURCHASE AND SALE........................................................  16
     2.1    Purchase and Sale...............................................................  16
     2.2    Nonassignable Contracts.........................................................  16
     2.3    Mixed Assets....................................................................  17
ARTICLE III        ASSUMPTION OF LIABILITIES................................................  17
     3.1    Retained Liabilities............................................................  17
     3.2    Assumed Liabilities.............................................................  18
ARTICLE IV         PURCHASE PRICE...........................................................  18
     4.1    Purchase Price..................................................................  18
     4.2    Deposit.........................................................................  18
     4.3    Estimated Purchase Price........................................................  19
     4.4    Purchase Price Escrow...........................................................  19
     4.5    Purchase Price Adjustment.......................................................  21
ARTICLE V          CLOSING..................................................................  24
     5.1    The Closing.....................................................................  24
     5.2    Closing Deliveries..............................................................  25
ARTICLE VI         REPRESENTATIONS AND WARRANTIES OF SELLER.................................  25
     6.1    Organization....................................................................  25
     6.2    Authority.......................................................................  26
     6.3    Consents and Approvals..........................................................  26
     6.4    Financial Statements............................................................  27
     6.5    Absence of Certain Changes......................................................  27
     6.6    Real Property...................................................................  27
     6.7    Tangible Personal Property......................................................  29
     6.8    Contracts.......................................................................  30
     6.9    Intellectual Property...........................................................  31
     6.10   Permits.........................................................................  32
     6.11   Compliance with Law.............................................................  32

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                Page
     6.12    Litigation.........................................................................  32
     6.13    Environmental Matters..............................................................  32
     6.14    Employee Matters...................................................................  33
     6.15    Employees..........................................................................  35
     6.16    Tax Matters........................................................................  35
     6.17    Brokers and Finders................................................................  36
ARTICLE VII     REPRESENTATIONS AND WARRANTIES OF ACQUIROR......................................  36
     7.1     Organization.......................................................................  36
     7.2     Authority..........................................................................  36
     7.3     Consents and Approvals.............................................................  36
     7.4     Adequacy of Information............................................................  37
     7.5     Sufficiency of Funds...............................................................  38
     7.6     Brokers and Finders................................................................  38
ARTICLE VIII    CERTAIN COVENANTS...............................................................  38
     8.1     Conduct and Management of the Business.............................................  38
     8.2     Disclosure Supplements.............................................................  38
     8.3     Access to Information; Confidentiality.............................................  39
     8.4     Commercially Reasonable Efforts; Regulatory Matters................................  40
     8.5     Title Insurance....................................................................  41
     8.6     Bankruptcy Court Approval..........................................................  41
     8.7     Notice of Breaches.................................................................  42
     8.8     Objections to Transaction..........................................................  42
     8.9     Public Announcements...............................................................  43
     8.10    Employees..........................................................................  43
     8.11    Employment and Employee Benefit Matters............................................  44
     8.12    Tax Matters........................................................................  45
     8.13    Environmental Matters..............................................................  46
     8.14    Non-Solicitation...................................................................  47
     8.15    Noncompetition.....................................................................  47
     8.16    Reimbursement of Erroneous Customer Charges; Erroneous Payments....................  48

                               TABLE OF CONTENTS
                                  (continued)

                                                                                               Page
     8.17    Treatment of Returns............................................................    50
ARTICLE IX      CONDITIONS...................................................................    52
     9.1     Conditions to the Obligations of Each Party.....................................    52
     9.2     Conditions to the Obligations of Seller.........................................    52
     9.3     Conditions to the Obligations of Acquiror.......................................    54
ARTICLE X       TERMINATION..................................................................    56
     10.1    Termination.....................................................................    56
     10.2    Effect of Termination...........................................................    57
     10.3    Breakup Fee and Expense Reimbursement...........................................    58
ARTICLE XI      INDEMNIFICATION..............................................................    59
     11.1    Survival of Representations and Warranties......................................    59
     11.2    Indemnification by Acquiror.....................................................    60
     11.3    Indemnification by Seller.......................................................    60
     11.4    Limitations.....................................................................    61
     11.5    Procedures......................................................................    62
     11.6    Exclusive Remedies..............................................................    63
     11.7    Known Claims....................................................................    63
ARTICLE XII     MISCELLANEOUS................................................................    64
     12.1    Entire Agreement................................................................    64
     12.2    Notices.........................................................................    64
     12.3    Amendments and Waivers..........................................................    65
     12.4    Expenses........................................................................    66
     12.5    Successors and Assigns..........................................................    66
     12.6    Certain Interpretive Matters....................................................    66
     12.7    Governing Law...................................................................    67
     12.8    Bulk Sales......................................................................    67
     12.9    Knowledge.......................................................................    67
     12.10   Consent to Jurisdiction.........................................................    67
     12.11   Arbitration.....................................................................    68
     12.12   Severability....................................................................    69

                               TABLE OF CONTENTS
                                  (continued)


                                                                 Page
12.13     Counterparts; Effectiveness...................         69

                      TABLE OF SCHEDULES AND EXHIBITS*/1/


   SCHEDULES
   ---------

     Schedule 1.1              Prorated and Prepaid Items; Excluded Assets
     Schedule 4.5.4            Purchase Price Allocation
     Schedule 6.3              Seller Consents
     Schedule 6.4              Financial Statements
     Schedule 6.5              Absence of Certain Changes
     Schedule 6.6.1            Owned Real Property
     Schedule 6.6.2            Leased Real Property
     Schedule 6.7.1            Owned Tangible Personal Property
     Schedule 6.7.2            Leased Tangible Personal Property
     Schedule 6.7.3            Preliminary Inventory Statement
     Schedule 6.8              Material Contracts
     Schedule 6.9.1            Owned Intellectual Property
     Schedule 6.9.2            Licensed Intellectual Property
     Schedule 6.10             Permits
     Schedule 6.11             Compliance with Law
     Schedule 6.12             Litigation
     Schedule 6.13             Environmental Matters
     Schedule 6.14.1           Company Plans
     Schedule 6.16.1           Tax Matters
     Schedule 6.16.2           Other Tax Matters
     Schedule 7.3              Acquiror Consents
     Schedule 8.1              Conduct and Management of the Business
     Schedule 8.10.1           Employees - Force Reductions
     Schedule 8.10.3           Employees - Maximum Reductions Post Closing
     Schedule 8.15.1           Specified Products
     Schedule 12.9             Seller's Knowledge

   EXHIBITS
   --------

     Exhibit A                 Form of Purchase Price Escrow Agreement
     Exhibit B                 Form of Lease
     Exhibit C                 Form of License Agreement
     Exhibit D                 Form of Transitional Services Agreement
     Exhibit E                 Form of Promissory Note
     Exhibit F                 Form of Subordinated Security Agreement


________________________


   /1/ Pursuant to Item 601 of Regulation S-K, the Schedules and Exhibits listed herein are not being filed at this time; however, Pillowtex Corporation agrees to furnish supplementally a copy of any of the omitted Schedules or Exhibits upon the request of the Securities Exchange Commission.

                           ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of July 27, 2001, by and between Beacon Manufacturing Company, a North Carolina corporation ("Seller"), and Beacon Acquisition Corporation, a North Carolina corporation ("Acquiror").

                                   RECITALS:

     A. Seller is engaged in the business of designing, manufacturing and selling blankets, including infant blankets, and throws (the "Business").

     B. On November 14, 2000, Seller, together with Pillowtex Corporation, a Texas corporation and Seller's sole shareholder ("Parent"), and certain other subsidiaries of Parent (collectively with Seller and Parent, the "Debtors"), filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code, 11 U.S.C. (S)(S) 101-1330 (as now in effect or hereafter amended, the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy court"), and the Debtors' chapter 11 cases (the "Bankruptcy Cases") have been consolidated for procedural purposes only and are being administered jointly as Case No. 00-4211 (SLR).

     C. Seller and the other Debtors are continuing in possession of their respective properties and are operating their businesses as debtors in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

     D.   Seller desires to sell and Acquiror desires to purchase, pursuant to section 363(b) of the Bankruptcy Code, certain of the assets used by Seller in the conduct of the Business, and Seller desires to assign and Acquiror desires to assume, pursuant to section 365 of the Bankruptcy Code, certain of the executory contracts to which Seller is a party, all on the terms and subject to the conditions hereinafter set forth.

     E. Seller and Acquiror have determined to enter into this Agreement which, among other things, provides for Seller to sell, transfer and convey
 ("Transfer") to Acquiror, and

Acquiror to purchase and acquire from Seller, all of the Purchased Assets (as hereinafter defined).

     NOW, THEREFORE, in consideration of the representations, warranties and covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Acquiror hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     1.1   Definitions. The following terms used in this Agreement shall have
           -----------
the respective meanings ascribed to them in this Section 1.1:
                                                 -----------

     "AAA" has the meaning set forth in Section 12.11.
                                        -------------

     "Acquiror" has the meaning set forth in the introductory paragraph of this Agreement.

     "Acquiror Employees" has the meaning set forth in Section 8.10.2.
                                                       --------------

     "Acquiror Reimbursement Statement" has the meaning set forth in Section
                                                                     -------
8.16.1.
------

     "Adjusted Inventory Increase Amount" means, if there is a Gross Inventory Increase Amount that is greater than $250,000, the product of (a) 0.30 and (b) the amount of the Gross Inventory Increase Amount above $250,000.

     "Adjusted Inventory Reduction Amount" means, if there is a Gross Inventory Reduction Amount that is greater than $250,000, the product of (i) 0.30 and (ii) the amount of the Gross Inventory Reduction Amount above $250,000.

     "Adjustment Escrow Amount" has the meaning set forth in Section 4.4.
                                                             -----------

     "Affiliate" means, with respect to any Person, any other Person who is directly or indirectly controlling, controlled by or under the common control with such Person. For the purposes of this definition, the term "Control," when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" has the meaning set forth in the introductory paragraph of this Asset Purchase Agreement.

     "Assumed Liabilities" means only the following liabilities and obligations of Seller:

          (a) all liabilities and obligations of Seller arising under the terms of Contracts that are included in the Purchased Assets, but (i) only to the extent such liabilities and obligations arise, accrue or first become due after the Closing Date and
                (ii) not including (A) any cure agreed or ordered under section 365(b)(1)(A) of the Bankruptcy Code with respect to the assumption and assignment of such Contracts or (B) any liability or obligation arising under or in connection with any Company Plan;

          (b) all liabilities and obligations of Seller arising under or relating to any violation of any Environmental Laws or otherwise relating to any Hazardous Substances, but not including (i) any liability or obligation arising solely as a result of Seller's ownership of the Owned Real Property that is not included in the Purchased Assets or (ii) remediation costs associated with the "outlet store" underground storage tank referenced as assessment activity 3.1, the "bank" underground storage tank referenced as assessment activity 3.2 and the "loading dock" referenced as assessment activity 3.5 in the Phase II Environmental Site Assessment performed for Acquiror entitled "Phase II Limited Soil and Ground Water Assessment" conducted by ERM NC, PC with respect to Seller's facility located at 202 Whitson Avenue, Swannanoa, North Carolina, which remediation shall be performed by Seller or its agents; and

          (c) all liabilities and obligations of Seller to third Persons for Closing Date Prorated Items.

     "Assumption Documents" means such instruments of assumption and other instruments and documents, duly executed by Acquiror in such forms and covering such matters as Seller may reasonably request, reflecting assumption of the Assumed Liabilities by Acquiror in accordance with the terms of this Agreement.

     "Balance Sheet" has the meaning set forth in Section 6.4.
                                                  -----------

     "Balance Sheet Date" has the meaning set forth in Section 6.4.
                                                       -----------

     "Bankruptcy Cases" has the meaning set forth in Recital B of this
                                                     ---------
Agreement.

     "Bankruptcy Code" has the meaning set forth in Recital B of this
                                                    ---------
Agreement.

     "Bankruptcy Court" has the meaning set forth in Recital B of this
                                                     ---------
Agreement.

     "Bankruptcy Court Order" has the meaning set forth in Section 8.6.1.
                                                           -------------

     "Bankruptcy Laws" means the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, as amended, and the local rules of the Bankruptcy Court.

     "Bankruptcy Pleadings" means all pleadings filed with the Bankruptcy Court by Seller or any other Person relating to this Agreement.

     "Basket" has the meaning set forth in Section 11.4.1.
                                           --------------

     "Bidding Procedures Order" means, collectively, (a) the Motion of Debtors and Debtors in Possession for an Order (A) Approving Global Bidding Procedures and (B) Authorizing Debtors to Grant Pre-Approved Bid Protections to Prospective Purchasers filed with the Bankruptcy Court on or about March 29, 2001 and (b) the Order (A) Approving Global Bidding

Procedures and (B) Authorizing Debtors to Grant Pre-Approved Bid Protections to Prospective Purchasers entered by the Bankruptcy Court on or about April 9, 2001.

     "Breakup Fee" has the meaning set forth in Section 10.3.
                                                ------------

     "Business" has the meaning set forth in Recital A of this Agreement.
                                             ---------

     "Cap" has the meaning set forth in Section 11.4.1.
                                        --------------

     "Closing" means the consummation of the purchase and sale of the Purchased Assets contemplated by this Agreement.

     "Closing Date" has the meaning set forth in Section 5.1.
                                                 -----------

     "Closing Date Prepaid Amount" means the aggregate amount of all items paid by or on behalf of Seller on or prior to the Closing Date relating to any period after the Closing Date.

     "Closing Date Prepaid Items" means the items listed or described on Part A-2 of Schedule 1.1.
     ------------

     "Closing Date Prorated Amount" means the aggregate amount of accrued but unpaid Closing Date Prorated Items relating to periods or portions thereof ending on or before the Closing Date.

     "Closing Date Prorated Items" means the items listed or described on Part A-1 of Schedule 1.1.
       ------------

     "Closing Inventory Statement" means a listing of the Inventory and the Gross Book Value thereof as of the Closing Date, setting forth separately the Ralph Lauren Inventory and the Gross Book Value thereof as of the Closing Date, in a form substantially identical to the Preliminary Inventory Statement and prepared in accordance with United States generally accepted accounting principles (subject to the lack of reserves and/or writedowns) using the same item costs used in the preparation of the Preliminary Inventory Statement and otherwise on a basis consistent with the Preliminary Inventory Statement.

     "Closing Prepaid/Proration Statement" means a statement setting forth the Closing Date Prepaid Amount and the Closing Date Prorated Amount.

     "Closing Statements" means, collectively, the Closing Inventory Statement and the Closing Prepaid/Proration Statement.

     "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Company Plan" means each employee benefit plan within the meaning of
Section 3(3) of ERISA, and any other material benefit or compensation plan, program or arrangement whether or not in writing, maintained by Seller or any ERISA Affiliate for the benefit of any current or former employee, officer or director of Seller other than a Multiemployer Plan.

     "Confidentiality Agreements" means (a) the Confidentiality Agreement dated January 1, 2001 between (i) Parent (acting on behalf of Seller and its Affiliates) and (ii) Kenny Hines (acting on behalf of Acquiror and its Affiliates) and (b) the Confidentiality Agreement dated January 1, 2001 between
(i) Parent (acting on behalf of Seller and its Affiliates) and (ii) Steve Good (acting on behalf of Acquiror and its Affiliates).

     "Consent" means any consent, waiver, approval, order or authorization of, or registration, declaration or filing with or notice to, any Governmental Entity or other Person.

     "Contracts" means all rights, benefits and interests of Seller in and to all licenses, leases, subleases, loan or credit agreements, notes, bonds, mortgages, indentures, purchase orders, permits, contracts, agreements, commitments and undertakings, whether written or oral, to which Seller is a party or by which Seller or any of its assets are bound and relating to the conduct of the Business, including without limitation joint venture or partnership agreements, employment agreements, contracts, tenant leases, equipment leases, equipment maintenance agreements, agreements with municipalities and labor organizations, loan agreements, bonds, mortgages, liens or other security agreements.

     "Customer Charges" means charges taken by third Persons in respect of returns, allowances for returns, restocking fees, discounts, chargebacks, lodes, coop payments or similar fees.

     "Debtors" has the meaning set forth in Recital B of this Agreement.
                                            ---------

     "Deposit" has the meaning set forth in Section 4.2.
                                            -----------

     "Deposit Escrow Agent" means Fidelity National Title Insurance Company of New York or such other escrow agent as may be mutually acceptable to Seller and Acquiror.

     "Deposit Escrow Agreement" means an escrow agreement by and among Seller, Acquiror and the Deposit Escrow Agent, to be executed and delivered upon the execution of this Agreement.

     "Dip Facility" means the debtor-in-possession financing facility of Parent, Seller and certain other subsidiaries of Parent in the Bankruptcy Cases, as such facility may be amended from time to time, and the order of the Bankruptcy Court approving such facility, as such order may be amended from time to time.

     "Dispute Notice" has the meaning set forth in Section 4.5.1.
                                                   -------------

     "Dispute Notice Period" has the meaning set forth in Section 4.5.1.
      ---------------------                               -------------

     "Environmental Laws" means any and all Laws relating to discharge or releases of Hazardous Materials into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, use, treatment, storage, disposal or handling of Hazardous Materials or the clean-up or other remediation thereof.

     "Erisa" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "Erisa Affiliate" means each trade or business (whether or not incorporated) which, together with Seller, is treated as a single employer under
Section 414(b), (c), (m) or (o) of the Code.

     "Estimated Closing Inventory Statement" has the meaning set forth in
Section 4.3.
-----------

     "Estimated Closing Prepaid/proration Statement" has the meaning set forth in Section 4.3.
   -----------

     "Estimated Purchase Price" has the meaning set forth in Section 4.3.
                                                             -----------

     "Excluded Assets" means (a) cash and cash equivalents, (b) accounts receivable, (c) insurance policies insuring the Business or the Purchased Assets, (d) Seller's corporate seals, minute books, charter documents, income and franchise Tax Returns and reports, corporate stock record books and other books and records pertaining to organization, existence or share capitalization and such books and records as are necessary to enable Seller to file its Tax Returns and reports, (e) the Ralph Lauren Inventory, and (f) any other assets listed or described on Part B of Schedule 1.1.
                                 ------------

     "Expense Reimbursement" has the meaning set forth in Section 10.3.
                                                          ------------

     "Final Purchase Price" has the meaning set forth in Section 4.1.
                                                         -----------

      "Force Reductions" shall have the meaning set forth in Section 8.10.1.
                                                             --------------

     "Governmental Entity" means any United States federal, state, local or municipal government, court, administrative agency or commission or other governmental or other regulatory authority or agency.

     "Gross Book Value" means with respect to Inventory, gross book value before reserves and writedowns.

     "Gross Inventory Increase Amount" has the meaning set forth in Section
                                                                    -------
4.5.2.
-----

     "Gross Inventory Reduction Amount" has the meaning set forth in Section
                                                                     -------
4.5.2.
-----

     "Hazardous Materials" means any substance defined as toxic, radioactive or otherwise hazardous under any Laws.

     "Hsr Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Hsr Filings" means any filings required under the HSR Act.

     "Independent Accounting Firm" means an independent accounting firm of recognized standing mutually acceptable to Seller and Acquiror.

     "Independent Observer" means Jim Helvie, or if Mr. Helvie refuses or is unable to serve, such other person as Seller and Acquiror mutually agree.

     "Initial Payment Amount" has the meaning set forth in Section 4.1.
                                                           -----------

     "Intellectual Property" means customer lists, trade secrets, trademarks, trade names, brand names and other marks or trade rights, and patents, copyrights (including copyright rights in artwork, packaging and designs), patterns, know-how, formulae, treatments, processes and all other intellectual property or proprietary rights, whether registered or unregistered, domestic or foreign, and all applications thereof and goodwill associated therewith and all rights under and remedies against infringement of any of the foregoing.

     "Inventory" means, collectively (a) all of Seller's inventory held for sale to customers in the ordinary course of the Business and (b) all of the raw materials, work in process, finished product, wrapping, supplies and packaging items, and all similar items relating to the Business.

     "Kerp" means the Key Employee Retention Plan approved by the Bankruptcy Court pursuant to an Order Authorizing Pillowtex to implement the Key Employee Retention Plan entered on the Bankruptcy Court's docket on March 14, 2001, as such plan may be modified from time to time.

     "Laws" means all applicable laws, regulations, rules, judgments, orders and decrees of Governmental Entities.

     "Lease" means a lease, dated as of the Closing Date, by and between Acquiror and Seller for the Owned Real Property located in Mauldin, South Carolina, in the form of Exhibit B, with such modifications thereto as the
                         ---------
parties thereto may agree.

     "Leased Real Property" has the meaning set forth in Section 6.6.2.
                                                         -------------

     "Leased Tangible Personal Property" has the meaning set forth in Section
                                                                      -------
6.7.2.
-----

     "License Agreement" means a license agreement, dated as of the Closing Date, by and between Licensor and Acquiror in the form of Exhibit c, with such
                                                          ---------
modifications thereto as Licensor and Acquiror may agree.

     "Licensed Intellectual Property" has the meaning set forth in Section
                                                                   -------
6.9.2.
-----

     "Licensor" means, collectively, Fieldcrest Cannon, Inc., a Delaware corporation, and Fieldcrest Cannon Licensing, Inc., a Delaware corporation.

     "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, security interest or other encumbrance thereon.

     "LOAN DOCUMENTS" means, collectively, the Promissory Note, the Subordinated Security Agreement between the Acquiror and the Seller in the form of Exhibit F,
                                                                      ---------
with such modifications as Seller and Acquiror may agree, the Subordinated Deed of Trust, Security Agreement, Assignment of Rents and Financing Statement (to the extent that such is not prohibited by the terms of Acquiror's acquisition financing facility for the transactions contemplated by this Agreement or the standby Letter of Credit in the amount of $1,000,000 required by Acquiror's acquisition financing facility), executed by the Acquiror in favor of a trustee (to be mutually agreed upon by Acquiror and Seller), for the benefit of Seller, the Pledge Agreement executed by John Kuklensi and any other holders of an equity interest in Acquiror in favor of the Seller, and all other financing statements, agreements, documents, certificates and instruments related to, delivered or required to be delivered hereunder or under any of the foregoing agreements or in connection herewith or therewith or as security therefor.

     "Losses" has the meaning set forth in Section 11.2.
                                           ------------

     "Material Adverse Effect" means a material adverse effect on (a) the Purchased Assets, taken as a whole, (b) the operation of the Business, taken as a whole, after the Closing or the ability of Acquiror to succeed to or exercise rights or interests of Seller that are necessary to operate the Business, taken as a whole, after the Closing, or (c) the ability of Seller to consummate the transactions contemplated by this Agreement, other than (i) effects as a result of the announcement or performance of this Agreement, (ii) effects as a result of the commencement and pendency of the Bankruptcy Cases or the circumstances leading thereto, (iii) effects as a result of the continuation of trends experienced in the operation of the Business during the past three years, (iv) effects as a result of events, changes or developments relating to the financial, banking or capital markets or the economy in general or industry-wide developments affecting Persons in businesses similar to the Business, or (v) effects as a result of the events listed or described on Schedule 8.1.
                                                         ------------

     "Material Contracts" has the meaning set forth in Section 6.8.
                                                       -----------

     "Mixed Assets" has the meaning set forth in Section 2.3.
                                                 -----------

     "Multiemployer Plan" has the meaning as set forth in Section 3(37) of ERISA.

     "Murdock Acquisition Agreement" means the Amended and Restated Acquisition Agreement, dated as of November 30, 1994, by and among David H. Murdock, Beacon Manufacturing Company, Wicassett Mills Company, Parent, Be-Ac, Inc., Realmac, Inc. and Wiscat, Inc.

     "Murdock Indemnified Matters" means matters for which there are Murdock Rights.

     "Murdock Rights" means rights of Seller for indemnification with respect to Losses arising under or relating to any Environmental Laws or otherwise relating to any Hazardous Substances under the Murdock Acquisition Agreement.

     "Owned Intellectual Property" has the meaning set forth in Section 6.9.1.
                                                                -------------

     "Owned Real Property" has the meaning set forth in Section 6.6.1.
                                                        -------------

     "Owned Tangible Personal Property" has the meaning set forth in Section
                                                                     -------
6.7.1.
-----

     "Parent" has the meaning set forth in Recital B of this Agreement.
                                           ---------

     "Permits" means all licenses, permits and authorizations issued to Seller by any Governmental Entity in connection with the conduct of the Business or the ownership or use of any of the Purchased Assets.

     "Permitted Liens" means (a) Liens listed or described on Schedule 6.6.1,
                                                              --------------
Schedule 6.6.2, Schedule 6.7.1, Schedule 6.7.2, Schedule 6.9.1 or Schedule
--------------  --------------  --------------  --------------    --------
6.9.2, (b) Liens arising as a matter of Law, (c) Liens related to Taxes other
-----
than income Taxes, (d) Liens that are created, suffered or assumed by Acquiror, (e) Liens relating to Assumed Liabilities, and (f) Liens that do not have, individually or in the aggregate, a Material Adverse Effect.

     "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including without limitation a Governmental Entity.

     "Preliminary Inventory Statement" means the statement of the Inventory and the Gross Book Value thereof as of February 3, 2001 attached as Schedule 6.7.3,
                                                                ---------------
setting forth separately the Ralph Lauren Inventory and the Gross Book Value thereof as of February 3, 2001, prepared in accordance with United States generally accepted accounting principles (subject to the lack of reserves and/or writedowns) using valuation and other accounting practices based on Seller's standard inventory costs consistent with Seller's past practices and reflecting the name, description, quantity and quality of each item included in the Inventory and the cost of each item or group of items included in the Inventory.

     "Promissory Note" has the meaning set forth in Section 4.1.
                                                    -----------

     "Purchased Assets" means all of Seller's right, title and interest in, to and under all of the rights, properties and assets of every kind, character or description, wherever located and whether real, personal or mixed, or fixed, contingent or otherwise, owned, used or held for use by Seller in connection with the conduct of the Business, including without limitation the Owned Real Property, the Owned Tangible Personal Property (including the Inventory other than the Ralph Lauren Inventory), the Contracts (subject to Section 2.2 and item
                                                            -----------
3 of Part B of Schedule 1.1 (Excluded Assets)), the Intellectual Property, the
               ------------
Permits (to the extent assignable or transferable by Seller to Acquiror), the Mixed Assets and the goodwill and going concern value of the Business, but excluding, in each and every case and notwithstanding anything to the contrary contained in this Agreement, the Excluded Assets.

     "Purchase Price Escrow Agent" means Bank of Texas or an Affiliate thereof, or such other escrow agent as may be mutually acceptable to Seller and Aquiror.

     "Purchase Price Escrow Agreement" means an escrow agreement, dated as of the Closing Date, by and among Seller, Acquiror and the Purchase Price Escrow Agent in the form of Exhibit A, with such modifications as the parties thereto
                     ---------
may agree.

     "Purchase Price Escrow Amount" has the meaning set forth in Section 4.4.
                                                                 -----------

     "Ralph Lauren Inventory" means any and all Inventory manufactured by Seller pursuant to the terms and provisions of the Ralph Lauren License Agreement.

     "Ralph Lauren License Agreement" means the Agreement dated as of July 1, 1998 among Ralph Lauren Home Collection, Inc., Polo Ralph Lauren Corporation and Parent, as amended by the Letter Agreement dated January 31, 2001 among Ralph Lauren Home Collection, Inc., Polo Ralph Lauren Corporation, Parent and WestPoint Stevens Inc.

     "Ralph Lauren Purchase Price Reduction Amount" has the meaning set forth in
Section 4.5.2.
-------------

     "Releasing Parties" has the meaning set forth in Section 9.3.10.
                                                      --------------

     "Retained Liabilities" means all liabilities and obligations of Seller other than the Assumed Liabilities, including any cure agreed or ordered under section 356(b)(1)(A) of the Bankruptcy Code with respect to the assumption and assignment of any Contracts.

     "Return Reimbursement Statement" has the meaning set forth in Section
                                                                   -------
8.17.2.
------

     "Sales Motion" has the meaning set forth in Section 8.6.1.
                                                 -------------

     "Seller" has the meaning set forth in the introductory paragraph of this Agreement.

     "Seller Reimbursement Statement" has the meaning set forth in Section
                                                                   -------
8.16.2.
------

     "Specified Products" has the meaning set forth in Section 8.15.1(a).
                                                       -----------------

     "Specified Territory" means the United States of America, Canada, Mexico, Argentina, Bolivia, Brazil, British Guyana, Chile, Columbia, Paraguay, Peru, Uruguay and Venezuela.

     "Subsidiary" with respect to any Person, means any other Person of which
(a) the first mentioned Person (or any Subsidiary thereof) is a general partner,
(b) voting power to elect a majority of the board of directors or others performing similar functions with respect to such other Person is held by the first mentioned Person and/or by any one or more of its Subsidiaries, or (c) at least 50% of the equity interests of such other Person is, directly or indirectly, owned or controlled by such first mentioned Person and/or by any one or more of its Subsidiaries.

     "Superior Transaction" has the meaning set forth in Section 10.1.2.
                                                         --------------

     "Tax" means any United States federal, state, local or municipal net income, gross income, gross receipts, sales, goods and services, use, ad valorem, transfer, franchise, profits, withholding, payroll, employment, excise, stamp, occupation, property, severance, customs, duties or other tax, together with any interest, penalties or addition to tax imposed or assessed with respect thereto.

     "Tax Benefit" has the meaning set forth in Section 11.4.2.
                                                --------------

     "Tax Return" means any return, declaration, report, claim for refund, information return or other document (including any related or supporting estimates, elections, schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Tax or the administration of any Laws relating to any Tax.

     "Termination Fee Event" has the meaning set forth in Section 10.3.
                                                          ------------

     "Transfer" has the meaning set forth in Recital E of this Agreement.
                                             ---------

     "Transfer Documents" means such limited warranty deeds, bills of sale, assignments, certificates of title, certificates, affidavits and other instruments of transfer, as may be necessary or appropriate to Transfer to Acquiror the Purchased Assets, to be prepared and duly executed by Seller in form and substance reasonably satisfactory to Acquiror.

     "Transitional Services Agreement" means a transitional services agreement, dated as of the Closing Date, by and between Acquiror, on the one hand, and Parent, on the other hand, in substantially the form of Exhibit D, with such
                                                        ---------
modifications thereto as Acquiror and Parent may agree.

     "Unadjusted Purchase Price" means $16,840,000.

     "WARN Act" means the worker Adjustments and Retraining Notification Act of 1988, as amended, and the regulations promulgated thereunder.

                                  ARTICLE II
                               PURCHASE AND SALE

     2.1 Purchase and Sale. On the terms and subject to the conditions set forth
         -----------------
in this Agreement, at the Closing Seller shall Transfer to Acquiror, and Acquiror shall purchase and accept from Seller, the Purchased Assets.

     2.2 Nonassignable Contracts.
         -----------------------

         2.2.1 Nonassignability. To the extent that any Contract to be
               ----------------
Transferred pursuant to the terms of Section 2.1 is not capable of being
                                     -----------
Transferred without the Consent of a third Person, or if such Transfer or attempted Transfer would constitute a breach thereof or a violation of any Law, nothing in this Agreement shall constitute a Transfer or an attempted Transfer thereof prior to the time at which all Consents necessary for such Transfer shall have been obtained.

          2.2.2    Efforts to Obtain Consents. Seller shall use commercially
                   --------------------------
reasonable efforts and Acquiror shall reasonably cooperate with Seller in such efforts to obtain such Consents necessary to Transfer to Acquiror all of the Contracts referred to in Section 2.2.1 hereof.
                         -------------

          2.2.3    Alternative Arrangements if Consents Not Obtained. To the
                   -------------------------------------------------
extent that the Consents referred to in Section 2.2.1 are not obtained, Seller
                                        -------------
shall, during the term of the affected Contract, use commercially reasonable efforts to (i) provide to Acquiror the benefits under any Contract referred to in Section 2.2.1, (ii) cooperate in any reasonable and lawful arrangement
   -------------
designed to provide such benefits to Acquiror, and (iii) enforce, at the written request of Acquiror, for the account of Acquiror, any rights of Seller under the affected Contract (including the right to elect to terminate such Contract in accordance with the terms thereof upon the direction of Acquiror). Acquiror shall reasonably cooperate with Seller in order to enable Seller to provide the benefits contemplated by this Section 2.2.3 to Acquiror.
                              -------------

          2.2.4    Obligation of Acquiror to Perform. Acquiror shall perform the
                   ---------------------------------
obligations of Seller arising under the affected Contracts referred to in
Section 2.2.1, but only if and to the extent that Seller provides to Acquiror
-------------
the benefits thereof pursuant to Section 2.2.3.
                                 -------------

     2.3  Mixed Assets. In the event the parties determine before or after
          ------------
Closing that any asset owned or held by Parent or a Subsidiary thereof (other than Seller) is used primarily in, or relates primarily to, the Business, other than an Excluded Asset (collectively, the "Mixed Assets"), Seller shall cause the Transfer of such asset to Acquiror at or after the Closing, as applicable, as part of the Purchased Assets.

                                  ARTICLE III
                           ASSUMPTION OF LIABILITIES

     3.1  Retained Liabilities. Seller shall retain, and Acquiror shall not
          --------------------
assume or be responsible or liable for, the Retained Liabilities.

     3.2  Assumed Liabilities. On the terms and subject to the conditions
          -------------------
hereof, as of the Closing, Acquiror shall assume and thereafter in due course pay, perform and discharge the Assumed Liabilities.

                                  ARTICLE IV
                                PURCHASE PRICE

     4.1  Purchase Price. In consideration of the Transfer of the Purchased
          --------------
Assets and in addition to assumption by Acquiror of the Assumed Liabilities, at the Closing, Acquiror shall pay to Seller an amount equal to the Estimated Purchase Price (with the Deposit being applied thereto as set forth in Section
                                                                       -------
4.2) less $600,000 (the "Initial Payment Amount"), by means of delivery of (i) a
---
promissory note, by Acquiror in favor of Seller, in the original principal amount of $1,340,000 and in substantially the form attached as Exhibit E (the
                                                               ---------
"Promissory Note") and (ii) cash in an amount equal to the Initial Payment Amount less $1,340,000 via wire transfer of immediately available funds. The Estimated Purchase Price is subject to adjustment as provided in Section 4.5 (as
                                                                 -----------
so adjusted, the "Final Purchase Price").

     4.2  Deposit. Upon execution of this Agreement, Acquiror shall pay to
          -------
Seller an amount of $850,000 (the "Deposit") via wire transfer of immediately available funds to the account set forth in the Deposit Escrow Agreement. The Deposit shall be subject to the terms and provisions of the Deposit Escrow Agreement. Pursuant to the Deposit Escrow Agreement, the Deposit shall be applied to payment of the Estimated Purchase Price at the Closing. Pursuant
to the Deposit Escrow Agreement, (a) a portion of the Deposit equal to $600,000 shall be refunded to Acquiror upon execution and delivery of a definitive agreement by and between Seller and any third Person providing for a Superior Transaction and (b) the Deposit or the remaining portion thereof and (if applicable) all interest or earnings thereon subsequent to the date of execution of a definitive agreement for a Superior Transaction shall be refunded to Acquiror upon termination of this Agreement (i) pursuant to Section 10.1.2(c),
                                                            -----------------
but only if (A) Acquiror is not then in breach of this Agreement and (B) the condition set forth in Section 9.1.3 has not been satisfied, or (ii) pursuant to
                       -------------
Section 10.1.2(a), Section 10.1.2(d), Section 10.1.3(a) or Section 10.1.3(b).
-----------------  -----------------  -----------------    -----------------

     4.3  Estimated Purchase Price. Not later than the third business day prior
          ------------------------
to the Closing Date, Seller shall deliver to Acquiror (a) an estimated Closing Inventory Statement (the "Estimated Closing Inventory Statement"), (b) an estimated Closing Prepaid/Proration Statement (the "Estimated Closing Prepaid/Proration Statement"), and (c) a statement setting forth the estimated Final Purchase Price (the "Estimated Purchase Price") and the calculation thereof. The Estimated Closing Inventory Statement shall be in a form substantially identical to the Preliminary Inventory Statement and prepared using the same item costs used in the preparation of the Preliminary Inventory Statement and otherwise on a basis consistent with the Preliminary Inventory Statement. The Estimated Purchase Price shall be calculated by adjusting the Unadjusted Purchase Price upward or downward based on the formula set forth in
Section 4.5.2 (assuming no Dispute Notice is delivered by Acquiror to Seller),
-------------
using the amounts set forth on the Estimated Closing Inventory Statement instead of those set forth on the Closing Inventory Statement and the Estimated Closing Prepaid/Proration Amounts instead of the Closing Prepaid/Proration Amounts.

     4.4   Purchase Price Escrow. At the Closing, Acquiror shall deliver to the
           ---------------------
Purchase Price Escrow Agent an amount of $700,000 (the "Purchase Price Escrow Amount") via wire transfer of immediately available funds to the account set forth in the Purchase Price Escrow Agreement. Of the Purchase Price Escrow Amount, $600,000 shall be credited toward and applied to Acquiror's obligation to pay the Estimated Purchase Price at the Closing and $100,000 of which shall be held and distributed as part of the Adjustment Escrow Amount. The Purchase Price Escrow Amount shall be subject to the terms and provisions of the Purchase Price Escrow Agreement. The Purchase Price Escrow Agreement shall provide that $500,000 of the Purchase Price Escrow Amount shall be held by the Purchase Price Escrow Agent to secure Seller's obligation under Section 11.3 and that $200,000
                                                 ------------
of the Purchase Price Escrow Amount (the "Adjustment Escrow Amount") shall be held by the Purchase Price Escrow Agent to secure the obligations, if any, of Seller and Acquiror under Section 4.5.2 and delivered as provided in the next
                          -------------
following sentence. Pursuant to the Purchase Price Escrow Agreement, promptly (but, in any event, within three business days) following the expiration of the Dispute Notice Period or, in the event a Dispute Notice is delivered by Acquiror to Seller, the date on which Seller and Acquiror agree to the Final Purchase Price or the date on which the determination of the Independent Accounting Firm with respect thereto becomes final and binding, as the case may be, the Adjustment Escrow Amount shall be delivered by the Purchase Price Escrow Agent as follows: (a) if the Final Purchase Price exceeds the Estimated Purchase Price, (i) the Purchase Price Escrow Agent shall deliver to Seller an amount equal to the sum of (A) $100,000 and (B) the lesser of (x) the amount of such excess and (y) $100,000 and (ii) if such excess is less than $100,000, the Purchase Price Escrow Agent shall deliver to Acquiror an amount equal to the amount by which such excess is less than $100,000; and (b) if the Estimated Purchase Price exceeds the Final Purchase Price, (i) the Purchase Price Escrow Agent shall deliver to Acquiror an amount equal to the sum of (A) $100,000 and (B) the lesser of (x) the amount of such excess and (y) $100,000 and (ii) if such excess is less than $100,000, the Purchase Price Escrow Agent shall deliver to Seller an amount equal to the amount by which such excess is less than $100,000.

     4.5   Purchase Price Adjustment.
           -------------------------

           4.5.1 Closing Statements. As promptly as practicable (and, in any
                 ------------------
event, within 30 calendar days) following the Closing Date, Seller shall prepare and deliver to Acquiror the Closing Statements. Acquiror shall have 20 calendar days following Acquiror's receipt of the Closing Statements to review the Closing Statements. During such 20-day period (the "Dispute Notice Period"), Acquiror may give notice (a "Dispute Notice") to Seller in the event that Acquiror determines in good faith that the Closing Statements were not prepared in accordance with this Agreement and, as a result, the Closing Inventory Statement misstates the Gross Book Value of the Inventory as of the Closing Date or the Closing Prepaid/Proration Statement misstates the Closing Date Prepaid Amount or the Closing Date Prorated Amount. If Acquiror fails to deliver a Dispute Notice within the Dispute Notice Period, Acquiror shall be deemed to have irrevocably waived its right to deliver a Dispute Notice. If a Dispute Notice is delivered by Acquiror, Seller and Acquiror shall negotiate in good faith to agree upon the Gross Book Value of the Inventory as of the Closing Date, the Closing Date Prepaid Amount, the Closing Date Prorated Amount and the Final Purchase Price. If Seller and Acquiror fail to agree to such matters within 30 calendar days after the Dispute Notice is delivered to Seller, the Closing Statements and the Dispute Notice shall be submitted to the Independent Accounting Firm, which shall then determine, in accordance with the provisions of this Agreement, the Gross Book Value of the Inventory as of the Closing Date, the Closing Date Prepaid Amount, the Closing

Date Prorated Amount and the Final Purchase Price. The determination of the Independent Accounting Firm shall be made as promptly as practicable (and, in any event, within 30 calendar days) following its receipt of the Closing Statements and the Dispute Notice, and such determination shall be final and binding on all parties absent manifest error. The fees, costs and expenses of the Independent Accounting Firm shall be borne equally by Seller and Acquiror.

          4.5.2 Post-Closing Payment. The Final Purchase Price shall be equal to
                --------------------
the Unadjusted Purchase Price (a) increased by the sum of (i) the Closing Date Prepaid Amount and (ii) if the Gross Book Value of the Inventory (including the Ralph Lauren Inventory) as of the Closing Date as reflected in the Closing Inventory Statement (or, in the event a Dispute Notice is delivered by Acquiror to Seller, as determined in accordance with Section 4.5.1) exceeds the gross
                                            -------------
Book Value of the Inventory (including the Ralph Lauren Inventory) as of February 3, 2001 as reflected in the Preliminary Inventory Statement (such excess being referred to herein as the "Gross Inventory Increase Amount") by more than $250,000, the Adjusted Inventory Increase Amount and (b) decreased by the sum of (i) the Closing Date Prorated Amount, (ii) if the Gross Book Value of the Inventory (including the Ralph Lauren Inventory) as of February 3, 2001 as reflected in the Preliminary Inventory Statement exceeds the Gross Book Value of the Inventory (including the Ralph Lauren Inventory) as of the Closing Date as reflected in the Closing Inventory Statement (or, in the event of a Dispute Notice is delivered by Acquiror to Seller, as determined in accordance with
Section 4.5.1) (such excess being referred to herein as the "Gross Inventory
-------------
Reduction Amount") by more than $250,000, the Adjusted Inventory Reduction Amount, and (iii) the product of (A) 0.50 and (B) the Gross Book Value of the Ralph Lauren Inventory as of the Closing Date as reflected in the Closing Inventory Statement (or, in the event a Dispute Notice is delivered by Acquiror to Seller, as determined in accordance with

Section 4.5.1) (such product being referred to herein as the "Ralph Lauren
-------------
Purchase Price Reduction Amount"). If the Final Purchase Price exceeds the Estimated Purchase Price, Acquiror shall pay to Seller an amount equal to such excess (less any amount delivered to Seller by the Purchase Price Escrow Agent pursuant to the Purchase Price Escrow Agreement as contemplated by clause
(a)(i)(B) of the fourth sentence of Section 4.4), and if the Estimated Purchase
                                    -----------
Price exceeds the Final Purchase Price, Seller shall pay to Acquiror an amount equal to such excess (less any amount delivered to Acquiror by the Purchase Price Escrow Agent pursuant to the Purchase Price Escrow Agreement as contemplated by clause (b)(i)(B) of the fourth sentence of Section 4.4). Any
                                                           -----------
amount payable pursuant to this Section 4.5.2 shall be paid in cash promptly
                                -------------
(but, in any event, within three business days) following the expiration of the Dispute Notice Period or, in the event a Dispute Notice is delivered by Acquiror to Seller, the date on which Seller and Acquiror agree to the Final Purchase Price or the date on which the determination of the Independent Accounting Firm with respect thereto becomes final and binding, as the case may be. Any such payment shall bear interest at a rate equal to 10% per annum from the date such payment is due until the date of payment.

          4.5.3 Physical Inventory. Prior to the Closing, commencing on the day
                ------------------
immediately following the fulfillment or, if permitted, waiver of the conditions set forth in Article IX (other than those conditions set forth in Article IX
             ----------
that are to be fulfilled at the Closing), Seller shall cause a physical inventory of the Inventory (including the Ralph Lauren Inventory) as of the Closing Date to be taken using the individuals employed in the Business. Such physical inventory may be observed by representatives of Acquiror. Seller and Acquiror shall cause such physical inventory to be observed by the Independent Observer and shall cause the Independent Observer to report on such physical inventory and to furnish a copy of such report to both Seller and Acquiror. The report to be rendered by the Independent Observer on the physical inventory shall be based upon procedures reasonably acceptable to Seller and Acquiror. The fees, costs and expenses of such physical inventory, including the fees, costs and expenses of the Independent Observer, but excluding the salaries or other compensation of individuals employed in the Business conducting the physical inventory, shall be borne equally by Seller and Acquiror.

          4.5.4 Purchase Price Allocation. The Purchase Price, as adjusted
                -------------------------
pursuant to Section 4.4, plus the aggregate amount of Assumed Liabilities
            -----------
represents the amount agreed upon by the parties to be the aggregate consideration for the Purchased Assets, and shall be allocated among the Purchased Assets in accordance with Schedule 4.5.4. Each of the parties shall
                                    --------------
report the purchase and sale of the Purchased Assets, including, without limitation, in all federal, foreign, state, local and other Tax returns and reports prepared and filed by or for either of Seller and Acquiror, in accordance with the basis of allocation described in this Section 4.5.4.
                                                          -------------

          4.5.5 Access. Following the Closing Date, Acquiror shall afford Seller
                ------
and its representatives reasonable access upon reasonable notice to the Purchased Assets and Acquiror's books, records and personnel for purposes of preparing the Closing Statements.

                                   ARTICLE V
                                    CLOSING

     5.1  The Closing. Unless this Agreement has been terminated and the
          -----------
transactions contemplated under this Agreement have been abandoned pursuant to
Article X and subject to the fulfillment or, if permitted, waiver of the
---------
conditions set forth in Article IX, the Closing shall take place at the offices
                        ----------
of Kilpatrick Stockton LLP, 3500 One First Union Center, 301 South College Street, Charlotte, North Carolina, at 9:00 a.m. Eastern time on the second business day following the fulfillment or, if permissible, waiver of the conditions set forth in Article IX (other than those conditions set forth in Article IX that are to
   ----------                                           ----------
be fulfilled at the Closing) and the completion of the physical inventory contemplated by Section 4.5.3, unless another place, date or time is agreed to
                -------------
in writing by the parties to this Agreement or ordered by the Bankruptcy Court (the date of the Closing being referred to herein as the "Closing Date"). The Closing shall be effective as of 11:59 p.m. Eastern time on the Closing Date.

     5.2  Closing Deliveries.
          ------------------

          5.2.1 Seller Deliveries. At the Closing, Seller shall deliver to
                -----------------
Acquiror (a) each of the documents, certificates and instruments described in
Section 9.3, and (b) such receipts, duly executed by Seller, as Acquiror may
-----------
reasonably request.

          5.2.2 Acquiror Deliveries. At the Closing, Acquiror shall deliver to
                -------------------
(a) Seller (i) an amount equal to the Initial Payment Amount less $1,340,000, via wire transfer of immediately available funds to an account designated by Seller and (ii) each of the documents, certificates and instruments described in
Section 9.2, and (b) the Purchase Price Escrow Agent, an amount equal to
-----------
$700,000, via wire transfer of immediately available funds to the account designated in the Purchase Price Escrow Agreement.

                                  ARTICLE VI
                   REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to Acquiror as follows:

     6.1  Organization. Seller is a corporation duly organized, validly existing
          ------------
and in good standing under the laws of its jurisdiction of incorporation. Seller has the requisite corporate power and authority to own and operate the Purchased Assets and carry on the Business as it is now being conducted. Seller is duly qualified to do business as a foreign corporation in each jurisdiction in which its assets or operations require such qualification, except for those jurisdictions where the failure to so qualify would not have, individually or in the aggregate, a Material Adverse Effect.

     6.2  Authority. Seller has the requisite corporate power and authority to
          ---------
execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller and the performance by Seller of the obligations contemplated to be performed by Seller hereunder have been duly authorized by all necessary corporate actions of Seller. Subject to the approval of the Bankruptcy Court, this Agreement is a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

     6.3  Consents and Approvals. No Consent is required in connection with the
          ----------------------
execution or delivery by Seller of, or the performance by Seller of its obligations under, this Agreement except for (a) the Consents listed or described on Schedule 6.3, (b) the filing of applicable HSR Filings, if any, and
             ------------
the expiration or termination of the applicable waiting period thereunder, (c) the approval of the Bankruptcy Court, (d) the approval of the senior lenders required pursuant to the DIP Facility, or (e) Consents that would not have, individually or in the aggregate, a Material Adverse Effect if not obtained or made. Except as listed or described on Schedule 6.3, assuming that, as of the
                                       ------------
Closing Date, the Consents referred to in the preceding sentence shall have been obtained or made and shall remain in full force and effect, the execution and delivery of this Agreement by Seller do not, and the performance by Seller of its obligations under this Agreement will not, conflict with or result in the violation of, or constitute a default under, or give rise to a right of termination, cancellation or acceleration of any obligation under, (a) the charter or bylaws of Seller, (b) any Law to which Seller or any of the Purchased Assets is subject, (c) any Contract, or (d) any Permit, except in the case of clauses (b),
(c) and (d) conflicts, violations, defaults or rights that would not have, individually or in the aggregate, a Material Adverse Effect.

     6.4  Financial Statements. Attached hereto as Schedule 6.4 is an unaudited
          --------------------                     ------------
balance sheet (the "Balance Sheet") of Seller as of June 2, 2001 (month end May
2001) (the "Balance Sheet Date"). The Balance Sheet is consistent with the books and records of Seller (which are accurate and complete in all material respects) and fairly presents the financial position of Seller at the Balance Sheet Date. Except (i) as listed or described on Part (b) of Schedule 6.4, (ii) as disclosed
                                                 ------------
on or reserved against on the Balance Sheet, and (iii) for liabilities and obligations that were incurred after the Balance Sheet Date in the ordinary course of the Business, Seller does not have any liabilities or obligations of any nature (whether known, unknown, absolute, accrued, contingent or otherwise) that relate to or otherwise arise out of the Business or the Purchased Assets that, individually or in the aggregate, would have a Material Adverse Effect.

     6.5  Absence of Certain Changes. Except as listed or described on Schedule
          --------------------------                                   --------
6.5, from the Balance Sheet Date to the date of this Agreement, there has not
---
occurred any change or event that would have a Material Adverse Effect.

     6.6  Real Property.
          -------------

          6.6.1 Owned Real Property. Schedule 6.6.1 is a true and complete
                -------------------  --------------
listing as of the date of this Agreement of all of the real property owned by Seller that is used by Seller in connection with the conduct of the Business (the "Owned Real Property"). Except as listed or described on Schedule 6.6.1,
                                                              --------------
at the Closing Seller will Transfer to Acquiror good, marketable and indefeasible fee simple title to the Owned Real Property that is included in the Purchased

Assets, free and clear of all Liens except for Permitted Liens. Except as listed or described on Schedule 6.6.1, Seller has all easements, rights-of-way and
                --------------
similar authorizations required for the use of the Owned Real Property that is included in the Purchased Assets in the conduct of the Business as heretofore conducted, except where the failure to have such easements, rights-of-way or similar authorizations would not have, individually or in the aggregate, a Material Adverse Effect. As of the date of this Agreement, neither the whole nor any portion of any Owned Real Property that is included in the Purchased Assets and occupied by Seller has been condemned or otherwise taken by any public authority, and to Seller's knowledge, no such condemnation or taking is threatened or contemplated. To Seller's knowledge, neither the Owned Real Property that is included in the Purchased Assets nor the occupancy or operation by Seller thereof is in violation of any Law or any building, zoning or other ordinance, code or regulation except where such violations would not have, individually or in the aggregate, a Material Adverse Effect. Except as listed or described on Schedule 6.6.1, as of the date of this Agreement, Seller has
             --------------
received no notice from any Governmental Entity (i) claiming any such violation of any such Law, ordinance, code or regulation or (ii) requiring Seller to perform, or notifying it of the need to perform, any work, repair, construction, alterations or installation on or in connection with any Owned Real Property that is included in the Purchased Assets. To Seller's knowledge, there is no encroachment of the improvements located on the Owned Real Property that is included in the Purchased Assets upon any adjoining property, or of improvements located on any adjoining property upon any Owned Real Property that is included in the Purchased Assets.

          6.6.2 Leased Real Property. Schedule 6.6.2 is a true and complete
                --------------------  --------------
listing as of the date of this Agreement of all of the real property leased by Seller in connection with the conduct of the Business (the "Leased Real Property"). Except as listed or described on Schedule 6.6.2, Seller is in actual possession of the Leased Real
             --------------
Property and is entitled to quiet enjoyment of the Leased Real Property and the use of the Leased Real Property in connection with the conduct of the Business in accordance with the terms of the applicable Contracts. Except as listed or described on Schedule 6.6.2, with respect to each lease of real property listed
             --------------
on Schedule 6.6.2 (i) the lease has been neither assumed nor rejected pursuant
   --------------
to Section 365(a) of the Bankruptcy Code, (ii) to Seller's knowledge, there is no default that would prevent the assumption of the lease pursuant to Section 365(a) of the Bankruptcy Code and its assignment to Acquiror, subject to the satisfaction of Seller's cure obligations, if any, at or prior to Closing, and
(iii) the lease has not been terminated.

     6.7  Tangible Personal Property.
          --------------------------

          6.7.1 Owned Tangible Personal Property. Seller and Acquiror
                --------------------------------
acknowledge that Schedule 6.7.1 is an incomplete listing as of the date of this
                 --------------
Agreement of the tangible personal property owned by Seller that is used by Seller in connection with the conduct of the Business, except for Inventory and items of tangible personal property having a book value of less than $20,000 (the "Owned Tangible Personal Property"). Upon the completion of a more complete

Schedule 6.7.1 contemplated by Section 8.2, to Seller's knowledge, such Schedule
--------------                 -----------                              --------
6.7.1 shall contain a listing of all the Owned Tangible Personal Property
-----
necessary to conduct the Business as such is being conducted as of the date of this Agreement. Except as listed or described on Schedule 6.7.1, at the Closing
                                                 --------------
Seller will Transfer to Acquiror title to the Owned Tangible Personal Property that is included in the Purchased Assets, free and clear of all Liens except for Permitted Liens.

          6.7.2 Leased Tangible Personal Property. To Seller's knowledge,
                ---------------------------------
Schedule 6.7.2 is a true and complete listing as of the date of this Agreement
--------------
of all of the tangible personal property that is used by Seller in connection with the conduct of the Business in accordance with the terms of any Material Contract (the "Leased Tangible Personal Property"). Except as listed or described on Schedule 6.7.2, Seller is in actual possession of the Leased
             --------------
Tangible Personal Property and is entitled to quiet enjoyment of the Leased Tangible Personal Property and the use of the Leased Tangible Personal Property in connection with the conduct of the Business in accordance with the terms of the applicable Material Contracts.

          6.7.3 Inventory. Seller has heretofore delivered to Acquiror the
                ---------
Preliminary Inventory Statement, a copy of which is attached as Schedule 6.7.3.
                                                                --------------
The Preliminary Inventory Statement presents fairly the Inventory and the Gross Book Value thereof as of February 3, 2001 and, except as specified in the notes thereto, was prepared in accordance with United States generally accepted accounting principles (subject to the lack of reserves and/or writedowns) and, in all material respects, using valuation and other accounting practices based on Seller's standard inventory costs consistent with Seller's past practices.

     6.8  Contracts. Schedule 6.8 constitutes a true and complete listing as of
          ---------  ------------
the date of this Agreement of each Contract that imposes on Seller remaining monetary obligations in excess of $20,000 or imposes material non-monetary obligations (the "Material Contracts"). Seller has delivered or made available true and correct copies of all Material Contracts to Acquiror. The copy of each of the Material Contracts delivered or made available by Seller to Acquiror constitutes the entire agreement by and between the respective parties thereto. Except as listed or described on Schedule 6.8, with respect to each Material
                                 ------------
Contract, (i) the Material Contract has been neither assumed nor rejected pursuant to Section 365(a) of the Bankruptcy

Code, (ii) to Seller's knowledge, there is no default that would prevent the assumption of the Material Contract pursuant to Section 365(a) of the Bankruptcy Code and its assignment to Acquiror, subject to the satisfaction of Seller's cure obligations, if any, at or prior to Closing, and (iii) the Material Contract has not been terminated.

     6.9  Intellectual Property.
          ---------------------

          6.9.1 Owned Intellectual Property Rights. Schedule 6.9.1 is a true and
                ----------------------------------  --------------
complete listing as of the date of this Agreement of all of the Intellectual Property owned by Seller that is used by Seller in connection with the conduct of the Business ("Owned Intellectual Property") with the exception of trade secrets and customer lists. Except as listed or described on Schedule 6.9.1, at
                                                             --------------
the Closing Seller will Transfer to Acquiror the Owned Intellectual Property that is included in the Purchased Assets, free and clear of all Liens except for Permitted Liens. Except as listed or described on Schedule 6.9.1, Seller has
                                                  --------------
granted no license to any other Person relating to any of the Owned Intellectual Property.

          6.9.2 Licensed Intellectual Property. To Seller's knowledge, Schedule
                ------------------------------                         --------
6.9.2 is a true and complete listing as of the date of this Agreement of all of
-----
the Intellectual Property that is used by Seller in connection with the conduct of the Business in accordance with the terms of any Material Contract required to be listed on Schedule 6.8 ("Licensed Intellectual Property") with the
                ------------
exception of trade secrets. Except as listed or described on Schedule 6.9.2,
                                                             --------------
Seller is entitled to the use of the Licensed Intellectual Property in connection with the conduct of the Business in accordance with the terms of the applicable Material Contract.

          6.9.3 No Unresolved Claims. To Seller's knowledge, there is no
                --------------------
unresolved claim asserting a conflict with the rights of others in connection with Seller's use of any

Intellectual Property necessary for the conduct of the Business in all material respects as conducted on the date hereof, except claims that would not have, individually or in the aggregate, a Material Adverse Effect if decided adversely.

     6.10 Permits. To Seller's knowledge, Schedule 6.10 is a true and complete
          -------                         -------------
listing as of the date of this Agreement of all licenses, permits and authorizations issued to Seller by Governmental Entities that are used in connection with the conduct of the Business or the ownership or use of the Purchased Assets.

     6.11 Compliance with Law. Except as listed or described on Schedule 6.11,
          -------------------                                   -------------
to Seller's knowledge Seller's conduct of the Business and its ownership and use of the Purchased Assets are in compliance with all Laws, except where noncompliance would not, individually or in the aggregate, result in a Material Adverse Effect. Except as listed or described on Schedule 6.11, to Seller's
                                                 -------------
knowledge Seller has all licenses, permits and authorizations from Governmental Entities that Seller is required to have in connection with the conduct of the Business or the ownership or use of the Purchased Assets, except where the failure to have such licenses, permits or authorizations would not have, individually or in the aggregate, a Material Adverse Effect.

     6.12 Litigation. Except as listed or described on Schedule 6.12, there are
          ----------                                   -------------
no civil, criminal or administrative actions or suits pending or, to Seller's knowledge, threatened against Seller arising out of or relating to the conduct of the Business or otherwise pertaining to or affecting the Purchased Assets or the Business that would have, individually or in the aggregate, a Material Adverse Effect if decided adversely.

     6.13 Environmental Matters. Except as listed or described in Schedule 6.13,
          ---------------------                                   -------------
(a) to Seller's knowledge, Seller's conduct of the Business and ownership or use of the Purchased

Assets is in compliance with all Environmental Laws applicable to the Business except where noncompliance would not have, individually or in the aggregate, a Material Adverse Effect, and (b) there is no civil, criminal or administrative action or suit pending or, to Seller's knowledge, threatened against Seller alleging any violation of Environmental Laws that would have, individually or in the aggregate, a Material Adverse Effect if decided adversely.

     6.14  Employee Matters.
           ----------------

           6.14.1 Company Plans. Except as listed or described in Schedule
                  -------------                                   --------
6.14.1:
------

                  (i) Seller does not contribute to and is not obligated to contribute to any Multiemployer Plan;

                  (ii) none of the Company Plans promises or provides retiree health or life insurance benefits to any individual;

                  (iii) none of the Company Plans nor any other employment agreement with any employee of Seller provides for payment of a benefit, the increase of a benefit amount, the payment of a contingent benefit or the acceleration of the payment or vesting of a benefit by reason of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement, which in any case could result in liability to Acquiror;

                  (iv) except as contemplated by the KERP or required by Law, Seller has no obligation to adopt, nor is Seller considering the adoption of, any new Company Plan or any amendment of an existing Company Plan;

               (v) each Company Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that it is so qualified and, to Seller's knowledge, nothing has occurred since the date of such letter that would affect the qualified status of such Company Plan in any manner that could result in liability to Acquiror;

               (vi) to Seller's knowledge, each Company Plan has been operated in accordance with its terms and the requirements of all Law, except which noncompliance with such terms or requirements of Law that would not have, individually or in the aggregate, a Material Adverse Effect;

               (vii) neither Seller nor any ERISA Affiliate has incurred any direct or indirect liability under, arising out of or by operation of Title IV of ERISA which could result in liability to Acquiror, and no event occurred that is reasonably expected to give rise to any such liability to Acquiror; and

               (viii) to Seller's knowledge, there are no claims relating to the Company Plans, other than routine claims for benefits.

          6.14.2   Collective Bargaining Agreements. There is no collective
                   --------------------------------
bargaining or union contract or other similar type of labor agreement covering individuals employed in connection with the Business, and to Seller's knowledge, as of the date of this Agreement, there are no labor unions or other labor organizations representing, purporting to represent or attempting to represent any individuals employed in connection with the Business. As of the date of this Agreement, Seller has not experienced any material strike, dispute, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to individuals employed in connection with the Business during the last three years.

     6.15 Employees. Seller has provided to Acquiror a listing of all employees
          ---------
of Seller as of the date hereof, (including each employee on leave, disability and workers' compensation), indicating for each employee, such employee's job title, date of hire, facility at which employed, hourly rate or annual compensation for the year 2000 and any commission arrangement or other incentive compensation.

     6.16 Tax Matters.
          -----------

          6.16.1   Filing of Tax Returns; Payment of Taxes. Except as listed or
                   ---------------------------------------
described in Schedule 6.16.1, Seller has filed or will file by the Closing Date
             ---------------
all material Tax Returns for the periods ending prior to the Closing Date which are required to be filed with any federal, state or local Governmental Entity, and has paid, or made adequate provision for the payment of, all Taxes shown to be due on such Tax Returns. To Seller's knowledge, there are no additional assessments since the date of such Tax Returns.

          6.16.2   Other Tax Matters. Except as listed or described in Schedule
                   -----------------                                   --------
6.16.2, (a) there are no Liens for Taxes (other than current Taxes not yet due
------
and payable) on any of the Purchased Assets; (b) Seller has withheld and paid all Taxes (other than current Taxes not yet due and payable) required to have been withheld and paid, for the periods ending prior to the Closing Date, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party for activities relating to the Business; and (c) none of the Assumed Liabilities represents an obligation to make any payments, or an obligation that under certain circumstances could obligate Acquiror to make any payments, that will not be deductible under Section 280G of the Code.

     6.17 Brokers and Finders. Neither Seller nor any of its Affiliates has
          -------------------
employed any broker or finder or incurred any liability for any brokerage fees, commission or finders fees in connection with the transactions contemplated hereby, except for fees and expenses of E&Y Capital Advisors LLC, which shall be paid by Seller or its Affiliates.

                                  ARTICLE VII
                  REPRESENTATIONS AND WARRANTIES OF ACQUIROR

     Acquiror hereby represents and warrants to Seller as follows:

     7.1  Organization. Acquiror is a corporation duly organized, validly
          ------------
existing and in good standing under the laws of the State of North Carolina. Acquiror is not a Subsidiary of any Person. Acquiror has the requisite power and authority to own and operate its properties and carry on its business as it is now being conducted.

     7.2  Authority. Acquiror has the requisite corporate power and authority to
          ---------
execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Acquiror and the performance by Acquiror of the obligations contemplated to be performed by Acquiror hereunder have been duly authorized by all necessary corporate actions of Acquiror. This Agreement is a valid and binding obligation of Acquiror, enforceable against Acquiror in accordance with its terms.

     7.3  Consents and Approvals. No Consent is required in connection with the
          ----------------------
execution or delivery by Acquiror of, or the performance by Acquiror of its obligations under, this Agreement except for (a) the Consents listed or described on Schedule 7.3, (b) the filing of
             ------------
any applicable HSR Filings, if any, and the expiration or termination of the applicable waiting period thereunder, or (c) Consents that would not have, individually or in the aggregate, a material adverse effect on the ability of Acquiror to consummate the transactions contemplated by this Agreement if not obtained or made. Except as listed or described on Schedule 7.3, assuming that,
                                                   ------------
as of the Closing Date, the Consents referred to in the preceding sentence shall have been obtained or made and shall remain in full force and effect, the execution and delivery of this Agreement by Acquiror do not, and the performance by Acquiror of its obligations under this Agreement will not, conflict with or result in the violation of, or constitute a default under, or give rise to a right of termination, cancellation or acceleration of any obligation under, (a) the charter or bylaws or similar documents of Acquiror, (b) any Law to which Acquiror is subject, (c) any agreement or contract to which Acquiror is a party or by which Acquiror is bound, or (d) any license, permit or authorization issued to Acquiror by any Governmental Entity, except in the case of clauses
(b), (c) and (d) conflicts, violations, defaults, or rights that would not have, individually or in the aggregate, a material adverse effect on the ability of Acquiror to consummate the transactions contemplated by this Agreement.

     7.4  Adequacy of Information. Acquiror acknowledges that: (a) Acquiror or
          -----------------------
its representatives have been furnished with all information regarding Seller, the Business, the Purchased Assets and the Assumed Liabilities that Acquiror has requested; (b) Acquiror has had an opportunity to make such inspections of Seller's facilities as Acquiror has desired and to ask questions of and receive answers from Seller and its respective representatives regarding Seller, the Business, the Purchased Assets and the Assumed Liabilities; and (c) except as expressly set forth in this Agreement, Seller has made no representation or warranty as to itself, the Business, the Purchased Assets or the Assumed Liabilities. Acquiror further acknowledges that this Agreement is subject to any applicable order or act of the Bankruptcy Court.

     7.5  Sufficiency of Funds. Acquiror has unencumbered cash on hand or credit
          --------------------
arrangements with financially responsible third parties, or a combination thereof, in an aggregate amount sufficient to enable it to pay the Purchase Price and all fees and expenses payable by it in connection with this Agreement and the transactions contemplated hereby.

     7.6  Brokers and Finders. Neither Acquiror nor any of its Affiliates has
          -------------------
employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated hereby.

                                 ARTICLE VIII
                               CERTAIN COVENANTS

     8.1  Conduct and Management of the Business. During the period from the
          --------------------------------------
date of this Agreement until the Closing Date, except as otherwise contemplated by this Agreement, as required by the Bankruptcy Court or otherwise required by Law, or as listed or described on Schedule 8.1, Seller shall use its reasonable
                                  ------------
best efforts to assure that the Business is conducted in the ordinary course of business consistent with past practices.

     8.2  Disclosure Supplements. From time to time prior to the Closing (and
          ----------------------
subject to the rights of Acquiror to terminate this Agreement under Section
                                                                    -------
10.1.3), Seller by written notice to Acquiror may amend or supplement the
------
Schedules to this Agreement to modify the representations and warranties made herein with respect to (a) any matter that arises hereafter if had it existed or occurred on or prior to the date hereof such matter would have been required to be listed or described on the Schedules to this Agreement, or (b) any matter the disclosure of which is necessary to correct any information on the Schedules to this Agreement or to make accurate any representation and warranty of Seller contained herein. No such amendment or supplement to the Schedules to, or such modifications to the representations and warranties contained in, this Agreement after the date of this Agreement shall be deemed, without the written consent of Acquiror, to cure any breach of any representation or warranty contained in the Agreement for purposes of, or otherwise modify, affect or diminish Acquiror's right to assert, the condition set forth in Section 9.3.2; provided, however, that any matter
                           -------------  --------  -------
disclosed to Acquiror pursuant to this Section 8.2 shall not form the basis of
                                       -----------
any right to indemnification pursuant to Section 11.3(A). Notwithstanding the
                                         ---------------
foregoing, the parties acknowledge that as of the date of this Agreement,
Schedule 6.7.1 contains an incomplete listing of the Owned Tangible Personal
--------------
Property. The parties shall mutually cooperate to promptly prepare a complete listing of the Owned Tangible Personal Property and supplement Schedule 6.7.1
                                                               --------------
with such complete listing no later than the date that is 14 days after the date of this Agreement.

     8.3  Access to Information; Confidentiality. Seller shall afford to
          --------------------------------------
Acquiror and its representatives reasonable access (subject, however, to existing confidentiality and similar non-disclosure obligations) during normal business hours and upon reasonable notice during the period prior to the Closing to all of Seller's properties, books and records and personnel and, during such period, Seller shall furnish as promptly as practicable to Acquiror such information (subject, however, to existing confidentiality and similar nondisclosure obligations) concerning the Business as Acquiror may from time to time reasonably request. Acquiror shall hold, and shall cause its representatives and Affiliates to hold, any nonpublic information obtained from Seller in confidence to the extent required by, and in accordance with the provisions of, the Confidentiality Agreement. To the extent that Seller or any of its Affiliates incurs any incremental out-of-pocket costs in processing, retrieving or transmitting any such information requested by Acquiror pursuant to this Section 8.3, Acquiror
                                                        -----------
shall reimburse Seller, for such costs promptly upon the submission by Seller to Acquiror of an invoice therefor accompanied by supporting documentation in reasonable detail. Prior to the consummation of the Closing, Acquiror shall hold, and shall cause its representatives and Affiliates to hold, any nonpublic information obtained from Seller in confidence to the extent required by, and in accordance with the provisions of, the Confidentiality Agreement. From and after the Closing, Acquiror shall hold, and shall cause its representatives and Affiliates to hold, any nonpublic information obtained from Seller in confidence to the extent required by, and in accordance with the provisions of, the Confidentiality Agreement with respect to the Excluded Assets and any businesses or operations of Parent or any Subsidiary thereof that are not Transferred to Acquiror pursuant to this Agreement.

     8.4  Commercially Reasonable Efforts; Regulatory Matters. On the terms and
          ---------------------------------------------------
subject to the conditions set forth in this Agreement, each of the parties shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate, in the most expeditious manner practicable, the transactions contemplated hereby, including the satisfaction of the conditions set forth in Article IX. Without
                                                          ----------
limiting the generality or effect of the foregoing, each of the parties hereto shall (a) if required, make promptly its respective HSR Filing, and thereafter make any other required submissions, with respect to the transactions contemplated hereby under the HSR Act and (b) use its commercially reasonable efforts to take, or cause to be taken, all other appropriate actions, and to do, or cause to be done, all other things necessary, proper or advisable under Laws to consummate and make effective the transactions contemplated by this Agreement, including using its commercially reasonable efforts to obtain all Consents of Governmental Entities as are necessary for the consummation of the transactions contemplated hereby and to fulfill the conditions thereto.

     8.5  Title Insurance. Acquiror shall be responsible for obtaining its own
          ---------------
title insurance (or commitment therefor) with respect to the Owned Real Property included in the Purchased Assets. All costs associated with any such policy (or commitment), including without limitation premium charges, search fees, commitment fees and other similar administrative fees of the title company, shall be borne by Acquiror. Seller shall reasonably cooperate with the title company with respect to the resolution of any disputes not otherwise covered by the Bankruptcy Court Order with lienholders (including without limitation taxing authorities) with respect to any Liens appearing in title reports that would preclude the title company from issuing any such policy without exception for such matters; provided, however that the existence of any such Lien shall not constitute a breach of this Agreement so long as at or prior to Closing the title company agrees to issue the relevant title policy without such Lien being listed as an exception to such title policy.

     8.6  Bankruptcy Court Approval.
          -------------------------

          8.6.1    Sales Motion. Promptly after the date hereof, Seller shall
                   ------------
file a motion with the Bankruptcy Court (the "Sales Motion") seeking, among other things, the entry of an order of the Bankruptcy Court that authorizes the sale of the Purchased Assets and the other transactions contemplated by this Agreement (the "Bankruptcy Court Order"). Seller shall provide Acquiror with an opportunity to review and comment on the Sales Motion prior to the filing thereof with the Bankruptcy Court. The Bankruptcy Court Order shall provide, among other things, that the minimum opening bid in an auction must be for an amount not less than $15,500,000, plus the deemed value, determined in the sole discretion of Seller, of the Promissory Note, plus an overbid amount having a minimum value of $1,250,000 and that the bidder shall make a deposit upon execution of an agreement related thereto of an amount not less than $850,000.

          8.6.2    Bankruptcy Court Hearing. Promptly after the filing of the
                   ------------------------
Sales Motion, Seller shall use commercially reasonable efforts to obtain a hearing thereon at the earliest permissible date on which the Bankruptcy Court will hear such matter, after expiration of the applicable notice period, which notice period shall not be less than 20 calendar days, unless a shorter notice period is approved by the Bankruptcy Court. Upon obtaining a hearing date, Seller shall give notice of the Sales Motion and the hearing thereon as and when required by applicable provisions of the Bankruptcy Laws and orders of the Bankruptcy Court. Seller shall promptly deliver to Acquiror a copy of such notice and shall provide Acquiror with copies of any and all objections or other Bankruptcy Pleadings relating to the Sales Motion promptly after Seller's receipt thereof. This Agreement, the Sales Motion and the transactions contemplated by this Agreement shall be subject to the Bidding Procedures Order. Seller shall use commercially reasonable efforts to obtain the prompt entry of the Bankruptcy Court Order.

     8.7  Notice of Breaches. Acquiror will promptly, and in any event prior to
          ------------------
the Closing, notify Seller if Acquiror becomes aware prior to the Closing that any representation or warranty made by Seller in this Agreement is inaccurate or untrue.

     8.8  Objections to Transaction. Acquiror shall use its commercially
          -------------------------
reasonable efforts to assist Seller with responding and providing evidence with respect to any and all objections or challenges to the transactions contemplated hereby relating to Acquiror.

     8.9  Public Announcements. Each of Seller and Acquiror shall consult with
          --------------------
the other before issuing, and provide the other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law or by the Bankruptcy Court.

     8.10 Employees.
          ---------

          8.10.1   Force Reductions. Promptly after the execution and delivery
                   ----------------
of this Agreement by Seller and Acquiror, Seller shall take such steps as are necessary to reduce the number of employees at each of Seller's facilities as set forth on Schedule 8.10.1 (the "Force Reductions"). The Force Reductions
             ---------------
shall be completed no later than the day immediately preceding the Closing Date. Seller acknowledges that Acquiror shall not have any liability for severance obligations as a result of the Force Reductions.

          8.10.2   Offer of Employment. At the Closing, Acquiror shall offer
                   -------------------
employment to all individuals who are employees of Seller at Closing (including employees on leave, disability or workers' compensation) after giving effect to the Force Reductions (the "Acquiror Employees"). All such offers shall be for pay and benefits that will satisfy Acquiror's obligations under Section 8.11. Employment with Acquiror shall be deemed to have commenced immediately after 11:59 p.m., Eastern time, on the Closing Date. Except as provided in Section 8.10.3, Acquiror shall not be obligated to continue to
            --------------
employ any Acquiror Employee for any particular period.

          8.10.3   WARN Act. For a period of 91 calendar days after the Closing
                   --------
Date, Acquiror shall not terminate any of the Acquiror Employees except within the permissible limits set forth on Schedule 8.10.3.
                                    ---------------

     8.11 Employment and Employee Benefit Matters.
          ---------------------------------------

          8.11.1   Continuation of Pay and Benefits. After the Closing and until
                   --------------------------------
the first anniversary of the Closing Date, subject to the last sentence of
Section 8.10.2, Acquiror shall provide base pay, incentive compensation and
--------------
employee benefits to Acquiror Employees that are, in Acquiror's reasonable discretion, competitive with the level of base pay, incentive compensation and employee benefits provided to similarly situated employees of employers engaged in businesses that are the same as, or similar to, the Business and that are located in the Southeastern United States.

          8.11.2   Credit for Service with Seller. Subject to applicable Laws,
                   ------------------------------
if Acquiror Employees are included in any benefit plan of Acquiror or its Affiliates following the Closing Date, the Acquiror Employees shall receive credit for service prior to the Closing Date with Seller to the same extent such service was counted under similar Company Plans for purposes of eligibility, vesting, eligibility for retirement and, with respect to vacation, disability and severance, benefit accrual. If Acquiror Employees are included in any medical, dental or health plan other than the plan or plans they participated in on the Closing Date, any such plans shall not include preexisting condition exclusions, except to the extent such exclusions were applicable under the similar Company Plan on the Closing Date, and shall provide credit for any deductibles and co-payments applied or made with respect to each Acquiror Employee in the calendar year of the change.

          8.11.3   No Transfer of Plan Assets or Liabilities. There shall be no
                   -----------------------------------------
Transfer of assets or liabilities from any Company Plan to any plan or arrangement of Acquiror. Notwithstanding anything to the contrary herein contained, following the Closing Date Acquiror shall have no right, title or interest in any of the assets of any Company Plan and shall have no liability or responsibility in respect of any Company Plan.

     8.12 Tax Matters.
          -----------

          8.12.1   Seller Tax Returns. Seller shall cause to be included in its
                   ------------------
income Tax Returns for all periods or portions thereof ending on or before or which include the Closing Date, tax items relating to the operations of the Business during such periods or portions thereof determined by an interim closing of the books as of the Closing Date. Seller shall prepare and file or cause to be prepared and filed all such Tax Returns with the appropriate Governmental Entities. Seller shall make all payments shown thereon as owing with respect to such Tax Returns.

          8.12.2   Assistance and Records. Seller and Acquiror shall (a) each
                   ----------------------
provide the other with such assistance as may reasonably be requested by either of them in connection with the preparation of any Tax Return, audit or other examination by any taxing authority or judicial or administrative proceedings relating to liability for Taxes, (b) each retain and provide the other with any records or other information that may be relevant to such Tax Return, audit or examination, proceeding or determination, and (c) each provide the other with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax Return of the other for any period. Without limiting the generality of the foregoing, Seller and Acquiror shall retain until the applicable statutes of limitations (including any extensions) have expired copies of all records or information that may be relevant to Tax Returns filed by the other party for all tax periods or portions thereof ending before or including the Closing Date.

     8.13 Environmental Matters.
          ---------------------

          8.13.1   Subrogation of Certain Environmental Rights. Following the
                   -------------------------------------------
Closing Date, to the extent that Acquiror suffers any Losses related to any Murdock Indemnified Matters, Seller shall grant to Acquiror a right of subrogation with respect to, or shall enforce for the account and at the expense of Acquiror, the Murdock Rights.

          8.13.2   Preliminary Due Diligence. With respect to certain
                   -------------------------
environmental assessments of the Owned Real Property and the Leased Real Property that were performed before the date hereof at the request of Acquiror, Acquiror and Purchaser agree that (a) Seller shall reimburse Acquiror for no more than $20,000 of all reasonable fees, costs and expenses actually incurred with respect to such assessment (such reimbursement to be paid within 10 business days after receipt by Seller of appropriate documentation of such fees, costs and expense) and thereafter Acquiror shall bear all fees, costs and expenses of such assessment in excess of $20,000 and (b) Seller shall retain certain liabilities as more fully set forth in the subsection (b)(ii) of the definition of "Assumed Liabilities." Acquiror understands and acknowledges that any information obtained by Acquiror or it Affiliates in connection with any environmental assessment is subject to the terms and conditions of the Confidentiality Agreement.

     8.14  Non-Solicitation.
           ----------------

          8.14.1  Seller's Obligations. From the date of this Agreement to the
                  --------------------
first anniversary of the Closing Date, except as mutually agreed by Seller and Acquiror, Seller shall not, and shall cause its Affiliates not to, solicit or encourage any employee of Acquiror or any of its Affiliates employed in the Business to leave the employ of Acquiror or any of its Affiliates, provided that
                                                                   --------
nothing contained herein shall prevent or restrict Seller or any of its Affiliates from employing any individual who responds to a general solicitation for employment made by or on behalf of Seller or any of its Affiliates, or any individual who, after the Closing, initiates contact with Seller or any of its Affiliate for purposes of seeking employment.

          8.14.2  Acquiror's Obligations. From the date of this Agreement to the
                  ----------------------
first anniversary of the Closing Date, except as provided in Section 8.10 or as
                                                             ------------
mutually agreed in writing by Seller and Acquiror, Acquiror shall not, and shall cause its Affiliates not to, solicit or encourage any employee of Seller or any of its Affiliates to leave the employ of Seller or any of its Affiliates; provided that nothing contained herein shall prevent or restrict Acquiror or any
--------
of its Affiliates from employing any individual who responds to a general solicitation for employment made by or on behalf of Acquiror or any of its Affiliates, or any individual who, after the Closing, initiates contact with Acquiror or any of its Affiliates for purposes of seeking employment.

     8.15  Noncompetition.
           -------------
          8.15.1  Noncompetition Covenant. Following the Closing Date until the
                  -----------------------
first to occur of (i) the fifth anniversary of the Closing Date and (ii) the expiration or termination of the

License Agreement, Seller shall not, and shall cause Parent and each of its other Subsidiaries not to:

          (a) design, manufacture or distribute the products listed or described on Schedule 8.15.1 (the "Specified Products") in the
                               ---------------
                  Specified Territory;

          (b) own any interest in, manage or serve as a consultant, business advisor or independent contractor for, or make any loan to or guarantee any obligation of, any Person primarily engaged in the design, manufacture or distribution of Specified Products in the Specified Territory;

          (c) solicit sales of the Specified Products to any customer in the Specified Territory to whom the Business had sales during the 12-month period prior to the date hereof; or

          (d) request, induce or attempt to influence any supplier of goods or services to the Business in the Specified Territory to curtail or cancel any business it transacts with Acquiror with respect to the Business.

          8.15.2  Exceptions to Covenant. Nothing contained in Section 8.15.1
                  ----------------------                       --------------
shall prohibit (a) Seller, Parent or any other Subsidiary of Parent from holding, directly or indirectly, up to 5% of the outstanding securities of any class of publicly-traded securities of any Person, (b) Seller, Parent or any other Subsidiary of Parent from being acquired by a Person engaged in the design, manufacture or distribution of Specified Products, or any such Person from engaging in any of the activities described in Section 8.15.1 directly or
                                                    --------------
through its Affiliates other than Seller, Parent or another Subsidiary of Parent, (c) Seller, Parent or any other Subsidiary of Parent from purchasing goods or services used by them from a supplier to the Business, (d) Seller, Parent or any other Subsidiary of Parent from distributing or soliciting sales of the Ralph Lauren Inventory, or (e) Seller, Parent or any Subsidiary of Parent from continuing or renewing any business relationship existing prior to the Closing that is not otherwise prohibited by Section 8.15.1 or from engaging in
                                            --------------
any transaction with or having any business relationship with Acquiror.

     8.16  Reimbursement of Erroneous Customer Charges; Erroneous Payments.
           ---------------------------------------------------------------

           8.16.1  Seller Reimbursement of Acquiror. After the Closing Date,
                   --------------------------------
Acquiror may deliver to Seller, on the first and fifteenth day of each month, statements (each an "Acquiror Reimbursement Statement") showing Customer Charges taken against Acquiror (other than Customer Charges taken with respect to returns or allowances for returns) and not previously reimbursed by Seller that arise from the operation by Seller of the Business on or prior to the Closing Date and, accordingly, should have been taken against Seller. Each Acquiror Reimbursement Statement shall be accompanied by reasonable supporting documentation. Promptly (and, in any event, within 10 calendar days) following receipt of an Acquiror Reimbursement Statement and the required supporting documentation, Seller shall pay to Acquiror an amount equal to the Customer Charges shown in the Acquiror Reimbursement Statement. In the event Seller receives a payment for product(s) sold by Acquiror after the effective time of the Closing, Seller shall promptly forward such payment to Acquiror.

           8.16.2  Acquiror Reimbursement of Seller. After the Closing Date,
                   --------------------------------
Seller may deliver to Acquiror, on the first and fifteenth day of each month, statements (each a "Seller Reimbursement Statement") showing Customer Charges taken against Seller, Parent or another Subsidiary of Parent and not previously reimbursed by Acquiror that arise from the operation of the Business after the Closing Date and, accordingly, should have been taken against Acquiror. Each Seller Reimbursement Statement shall be accompanied by reasonable supporting documentation. Promptly (and, in any event, within 10 calendar days) following receipt of a Seller Reimbursement Statement and the required supporting documentation, Acquiror shall pay to Seller an amount equal to the Customer Charges shown in the Seller Reimbursement

Statement. In the event Acquiror receives a payment for product(s) sold by Seller prior to the effective time of the Closing, Acquiror shall promptly forward such payment to Seller.

     8.17  Treatment of Returns.
           --------------------

           8.17.1  Acquiror to Accept Returns. Acquiror shall accept returns of
                   --------------------------
all products distributed in connection with the operation of the Business, whether distributed on, prior to or after the Closing Date. Seller shall forward to Acquiror all returned products received by Seller that were distributed in connection with the operation of the Business, whether distributed on, prior to or after the Closing Date. Acquiror shall use commercially reasonable efforts to refurbish, repackage and place in inventory all such returned products.

           8.17.2  Returns Involving a Customer Charge to Acquiror. In the event
                   -----------------------------------------------
that a Customer Charge has been taken against Acquiror with respect to returns or allowances for returns related to products distributed in connection with the operation of the Business on or prior to the Closing Date and returned to Acquiror, Acquiror may, after discharging its obligations under Section 8.17.1
                                                                --------------
with respect to such returned products, deliver to Seller a statement (each a "Return Reimbursement Statement") showing (a) the Customer Charge taken against Acquiror with respect to returns or allowances for returns related to such returned products, (b) Acquiror's cost associated with refurbishing and repackaging such returned products, and (c) the price invoiced or to be invoiced by Acquiror for such returned products on resale. Each Return Reimbursement Statement shall be accompanied by reasonable supporting documentation. Promptly following receipt of a Return Reimbursement Statement and the required supporting documentation, Seller shall pay to Acquiror an amount equal to (a) the sum of (i) the Customer Charge taken against Acquiror with respect to returns or allowances for returns related to the returned products to which such Return Reimbursement Statement relates and (ii) Acquiror's cost associated with refurbishing and repackaging such returned products, less (b) the price invoiced or to be invoiced by Acquiror for such returned products on resale, all as shown in the Return Reimbursement Statement.

          8.17.3  Returns Not Involving a Customer Charge to Acquiror. In the
                  ---------------------------------------------------
event that any returned products distributed in connection with the operation of the Business on or prior to the Closing Date are delivered to Acquiror and no Customer Charge with respect to returns or allowances for returns is taken against Acquiror in connection therewith, Acquiror shall, after discharging its obligations under Section 8.17.1 with respect to such returned products, pay to
                  --------------
Seller an amount equal to (a) the price invoiced or to be invoiced by Acquiror for such returned product on resale, less (b) Acquiror's cost associated with refurbishing and repackaging such returned products. Each such payment shall be accompanied by a statement showing the computation thereof, together with reasonable supporting documentation.

          8.17.4  Records. Acquiror shall maintain complete and accurate records
                  -------
with respect to product returns and actions taken by Acquiror pursuant to this
Section 8.17. Such records shall include without limitation information
------------
regarding the type and quantity of returned products, the dates on which returned products were received by Acquiror, the actions taken in connection with refurbishing and repackaging returned products and the prices invoiced or to be invoiced by Acquiror on resale of returned products. At any time during normal business hours upon reasonable notice, Acquiror shall permit Seller and its representatives to examine and make copies of such records.

                                  ARTICLE IX
                                  CONDITIONS

     9.1  Conditions to the Obligations of Each Party. The obligations of each
          -------------------------------------------
Seller and Acquiror to consummate the Transfer of the Purchased Assets are subject to the satisfaction of the following conditions:

          9.1.1  No Injunction. There shall not have been entered a preliminary
                 -------------
or permanent injunction, temporary restraining order or other judicial or administrative order or decree in any domestic jurisdiction, the effect of which prohibits the Closing.

          9.1.2  Governmental Consents. All Consents of Governmental Entities
                 ---------------------
necessary to consummate the transactions contemplated hereby, including without limitation the expiration or termination of any applicable waiting period under the HSR Act, shall have been obtained.

          9.1.3  Bankruptcy Court Approval. The Bankruptcy Court Order shall
                 -------------------------
have been entered, and no stay of the Bankruptcy Court Order pending appeal shall have been entered.

          9.1.4  Approval of Senior Lenders. The approval of the senior lenders
                 --------------------------
required pursuant to the DIP Facility in connection with the execution and delivery by Seller, and the performance by Seller of its obligations under this Agreement, and the guarantee of such performance by Parent, shall have been obtained.

     9.2  Conditions to the Obligations of Seller. The obligation of Seller to
          ---------------------------------------
consummate the Transfer of the Purchased Assets is subject to the satisfaction (or written waiver by Seller) of each of the following further conditions:

          9.2.1  Compliance by Acquiror. Acquiror shall have performed and
                 ----------------------
complied with in all material respects all material obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date, and Seller shall have received a certificate signed by an executive officer of Acquiror to the foregoing effect.

          9.2.2  Accuracy of Acquiror's Representations. The representations and
                 --------------------------------------
warranties of Acquiror contained in this Agreement that are qualified as to materiality shall be true in all respects, and those that are not so qualified shall be true in all material respects, at and as of the Closing Date as if made at and as of such time (other than representations and warranties made as of a specific time or date which shall speak at and as of such specific time or date), and Seller shall have received a certificate signed by an executive officer of Acquiror to the foregoing effect.

          9.2.3  License Agreement. Acquiror shall have executed and delivered
                 -----------------
the License Agreement.

          9.2.4  Lease. Acquiror shall have executed and delivered the Lease for
                 -----
the real property located in Mauldin, South Carolina.

          9.2.5  Transitional Services Agreement. Acquiror shall have executed
                 -------------------------------
and delivered the Transitional Services Agreement.

          9.2.6  Promissory Note. Acquiror shall have executed and delivered the
                 ---------------
Promissory Note and the other Loan Documents, and each of the conditions to the making of the loan contemplated by the Loan Documents set forth in the Loan Documents shall have been satisfied.

          9.2.7   Assumption Documents. Acquiror shall have executed and
                  --------------------
delivered the Assumption Documents.

          9.2.8   Purchase Price Escrow Agreement. Acquiror and the Purchase
                  -------------------------------
Price Escrow Agent shall have executed and delivered the Purchase Price Escrow Agreement and Acquiror shall have delivered to the Purchase Price Escrow Agent, via wire transfer of immediately available funds to the account designated in the Purchase Price Escrow Agreement, $700,000.

          9.2.9   Payment of Estimated Purchase Price. Acquiror shall have paid,
                  -----------------------------------
via wire transfer of immediately available funds to an account designated by Seller, an amount equal to the Initial Payment Amount less $1,340,000.

          9.2.10  Resolutions of Acquiror. Seller shall have received from
                  -----------------------
Acquiror copies of the resolutions adopted by the Board of Directors of Acquiror approving the execution and delivery of this Agreement, the Loan Documents and the consummation of the transactions contemplated hereby, certified by the Secretary of Acquiror.

     9.3  Conditions to the Obligations of Acquiror. The obligation of Acquiror
          -----------------------------------------
to consummate the Transfer of the Purchased Assets is subject to the satisfaction (or written waiver by Acquiror) of each of the following further conditions:

          9.3.1   Compliance by Seller. Seller shall have performed and complied
                  --------------------
with in all material respects all material obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date, and Acquiror shall have received a certificate signed by an executive officer of Seller to the foregoing effect.

          9.3.2  Accuracy of Seller's Representations. The representations and
                 ------------------------------------
warranties of Seller contained in this Agreement that are qualified as to materiality shall be true in all respects, and those that are not so qualified shall be true in all respects other than inaccuracies that would not have, individually or in the aggregate, a Material Adverse Effect, at and as of the Closing Date as if made at and as of such time (other than representations and warranties made as of a specific time or date which shall speak at and as of such specific time or date), and Acquiror shall have received a certificate signed by an executive officer of Seller to the foregoing effect.

          9.3.3  License Agreement. Seller shall have caused Licensor to have
                 -----------------
executed and delivered the License Agreement.

          9.3.4  Lease. The then-current owner of Owned Real Property located in
                 -----
Mauldin, South Carolina, shall have executed and delivered the Lease.

          9.3.5  Transitional Services Agreement. Seller shall have, and shall
                 -------------------------------
have caused Parent to have, executed and delivered the Transitional Services Agreement.

          9.3.6  Transfer Documents. Seller shall have executed and delivered
                 ------------------
the Transfer Documents.

          9.3.7  Purchase Price Escrow Agreement. Seller and the Purchase Price
                 -------------------------------
Escrow Agent shall have executed and delivered the Purchase Price Escrow Agreement.

          9.3.8  Material Adverse Effect. From the date of this Agreement to the
                 -----------------------
Closing Date, there shall not have occurred any change or event that would have a Material Adverse

Effect, and Acquiror shall have received a certificate signed by Seller's duly authorized executive to the foregoing effect.

          9.3.9  Resolutions of Seller and Parent. Acquiror shall have received
                 --------------------------------
from Seller copies of the resolutions adopted by the respective Boards of Directors of Seller and Parent approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, certified by the respective Secretaries of Seller and Parent.

          9.3.10  Waiver and Release. Acquiror, Kenneth M. Hines and William
                  ------------------
Steven Good (collectively, the "Releasing Parties") shall have delivered a waiver and release, in form and substance satisfactory to Seller, of any and all claims against Seller and any of its Affiliates with respect to any advice or assistance provided by Seller or any of its Affiliates to the Releasing Parties with respect to the Businesses or the effectuation or consummation of the transactions contemplated hereby.

                                   ARTICLE X
                                  TERMINATION

     10.1 Termination. This Agreement may be terminated and the transactions
          -----------
contemplated hereby may be abandoned at any time prior to the Closing:

          10.1.1  Mutual Consent. By mutual written consent of Seller and
                  --------------
Acquiror.

          10.1.2  Seller Termination. By Seller, upon written notice to
                  ------------------
Acquiror, (a) if the Closing shall not have occurred prior to September 28, 2001, (b) so long as Acquiror could not then terminate this Agreement pursuant to Section 10.1.3(b), if Acquiror is in material breach of any material covenant
   -----------------
contained in this Agreement or the representations and warranties of Acquiror contained in this Agreement that are qualified as to materiality are not true in all respects, and those that are not so qualified are not true in all material respects, at and as of the date of such termination as if made at and as of such time (other than representations and warranties made as of a specific time or date which shall speak as of such specific time or date), (c) if Seller receives a bona fide offer for the purchase of the Business and determines in good faith that the transaction proposed in such other offer is on more favorable terms and conditions in favor of Seller than the transaction contemplated by this Agreement (such transaction being referred to herein as a "Superior Transaction"), provided, however, that unless Seller gives a written notice of
               --------  -------
termination, Acquiror shall remain bound by the terms of this Agreement and by any improvement of the terms set forth herein proposed by Acquiror for the benefit of Seller at an auction of the Purchased Assets, until such Superior Transaction is consummated, or (d) if termination is authorized pursuant to an order of the Bankruptcy Court.

          10.1.3  Acquiror Termination. By Acquiror, upon written notice to
                  --------------------
Seller, (a) if the Closing shall not have occurred prior to September 28, 2001 or (b) so long as Seller could not then terminate this Agreement pursuant to
Section 10.1.2(b), if Seller is in material breach of any material covenant
 ----------------
contained in this Agreement or the representations and warranties of Seller contained in this Agreement that are qualified as to materiality are not true in all respects, and those that are not so qualified are not true in all respects other than inaccuracies that would not have, individually or in the aggregate, a Material Adverse Effect, at and as of the date of such termination as if made at and as of such time (other than representations and warranties made as of a specific time or date which shall speak as of such specific time or date).

     10.2  Effect of Termination. In the event of the termination of this
           ---------------------
Agreement pursuant to Section 10.1, this Agreement, except for the provisions of
                      ------------
this Section 10.2 and Sections 10.3, 12.4, 12.7, 12.10 and 12.11, shall
     ------------     -------- ----  ----  ----  -----     -----
forthwith become null and void and have no effect,
without any liability on the part of either party or their
respective Affiliates. Nothing in this Article X shall, however, relieve either
                                       ---------
party to this Agreement of liability for breach of this Agreement occurring prior to such termination, or for breach of any provision of this Agreement which specifically survives termination hereunder.

     10.3  Breakup Fee and Expense Reimbursement. Subject to the provisions of
           -------------------------------------
any order of the Bankruptcy Court, if Seller fails to consummate the transactions contemplated by this Agreement because either (a) Seller has received an offer contemplating a Superior Transaction and consummates such Superior Transaction or (b) Acquiror terminates this Agreement pursuant to
Section 10.1.3(a) at such time as Seller is a party to an definitive agreement
-----------------
providing for a Superior Transaction and, then, in either such event Seller shall pay to Acquiror a breakup fee in the amount of $450,000 (the "Breakup Fee") and reimburse Acquiror for its reasonable and necessary out-of-pocket expenses actually incurred by it in connection with this Agreement (the "Expense Reimbursement"), provided, however, the Expense Reimbursement shall not exceed
                 --------  -------
$250,000. The Breakup Fee shall be paid promptly (and, in any event, within two business days) following either the consummation of the Superior Transaction as contemplated by clause (a) of the immediately preceding sentence or the termination of this Agreement as contemplated by clause (b) of the immediately preceding sentence (each such event being a "Termination Fee Event"). The Expense Reimbursement shall be paid promptly (and, in any event, within two business days) after the later to occur of (a) the applicable Termination Fee Event and (b) Acquiror's receipt of reasonable documentation supporting such Expense Reimbursement.

                                  ARTICLE XI
                                INDEMNIFICATION

     11.1  Survival of Representations and Warranties. EXCEPT AS EXPRESSLY SET
           ------------------------------------------
FORTH IN THIS AGREEMENT, THERE ARE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESSED OR IMPLIED, (INCLUDING ANY REPRESENTATIONS OR WARRANTIES AS TO THE QUALITY OR FITNESS OF THE PURCHASED ASSETS FOR THEIR INTENDED PURPOSES OR ANY PARTICULAR PURPOSE) WITH RESPECT TO SELLER, THE BUSINESS, THE PURCHASED ASSETS OR THE ASSUMED LIABILITIES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO (a) ANY PROJECTIONS, ESTIMATES OR BUDGETS DELIVERED TO OR MADE AVAILABLE TO ACQUIROR OF THE FUTURE RESULTS OF OPERATIONS, CASH FLOWS OR FINANCIAL CONDITION (OR ANY COMPONENT OF ANY OF THEM) OF THE BUSINESS OR (b) ANY OTHER INFORMATION OR DOCUMENTS MADE AVAILABLE TO ACQUIROR OR ITS REPRESENTATIVES REGARDING SELLER, THE BUSINESS, THE PURCHASED ASSETS OR THE ASSUMED LIABILITIES. The representations and warranties of the parties contained in this Agreement (or in any certificate delivered pursuant hereto) shall expire on the first anniversary of the Closing Date except with respect to claims asserted with respect to such representations and warranties prior to such expiration in which case they shall survive until the resolution of such claims in accordance with this Article XI;
                                                                    ----------
provided, however, (a) the representations and warranties of Seller contained in
--------  -------
Section 6.2, the second sentence of Section 6.6.1, the third sentence of Section
-----------                         -------------                        -------
6.7.1, the second sentence of 6.9.1 and the representations and warranties of
-----                         -----
Acquiror contained in Section 7.2 shall expire on the third anniversary of the
                      -----------
Closing Date except with respect to
claims asserted with respect to such representations and warranties prior to such expiration in which case they shall survive until the resolution of such claims in accordance with this Article XI, and (b) the representations and
                               ----------
warranties of Seller contained in Section 6.4 and Section 6.5 shall terminate
                                  -----------     -----------
upon the Closing. The covenants of the parties contained in this Agreement shall remain operative and in full force and effect without any time limitation, except as any such covenant is limited in duration by the express terms hereof.

     11.2  Indemnification by Acquiror. From and after the Closing, Acquiror
           ---------------------------
shall indemnify, defend and hold Seller and its Affiliates, and their respective directors, officers, representatives, employees and agents, harmless from and against any and all claims, actions, suits, demands, assessments, judgments, losses, liabilities, damages, costs, royalties, payments, license fees and expenses (including interest, penalties, attorneys' fees, accounting fees and investigation costs) (collectively, "Losses") resulting from or arising out of
(a) any breach of any representation or warranty of Acquiror contained herein or in any certificate delivered by Acquiror pursuant hereto (provided that Seller properly notifies Acquiror of the claim that such representation or warranty has been breached and such notice is given by Seller in writing prior to the expiration or termination of the applicable representation or warranty), or (b) any breach of any covenant of Acquiror contained herein, which covenant requires performance by Acquiror after the Closing, (c) any of the Assumed Liabilities, or (d) the operation by Acquiror of the Business or the ownership or use by Acquiror of the Purchased Assets after the Closing, except to the extent Seller is obligated to indemnify Acquiror with respect thereto.

     11.3  Indemnification by Seller. From and after the Closing, Seller shall
           -------------------------
indemnify, defend and hold Acquiror and its Affiliates, and their respective directors, officers, representatives, employees and agents, harmless from and against any and all Losses resulting from or arising out of (a) any breach of any representation or warranty of Seller contained herein or in any certificate delivered by Seller pursuant hereto (provided that Acquiror properly notifies Seller of the claim that such representation or warranty has been breached and such notice is given to Seller in writing prior to the expiration or termination of the applicable representation or warranty), (b) any breach of any covenant of Seller contained herein, which covenant requires performance by Seller after the Closing, or (c) any of the Retained Liabilities.

     11.4  Limitations.
           -----------

           11.4.1 Basket; Cap. Notwithstanding anything to the contrary
                  -----------
contained in this Agreement, no Person shall be entitled to receive any amount in respect of breaches of representations and warranties made by Seller in this Agreement or in any certificate delivered by Seller pursuant hereto (a) except to the extent, and only to the extent, the aggregate of all Losses arising from breaches of such representations and warranties shall exceed an amount equal to $350,000 (the "Basket") or (b) in excess of an amount equal to $4,500,000 in the aggregate (the "Cap"), above which amount Seller shall have no obligation or liability to indemnify Acquiror or its Affiliates, or their respective directors, officers, representatives, employees and agents, hereunder.

          11.4.2  Netting of Tax Benefits. The amount of any Losses subject to
                  -----------------------
indemnification hereunder or any claim therefor shall be calculated net of any Tax Benefit inuring to Acquiror or any of its Affiliates on account of such Losses. If Acquiror or its Affiliates receive a Tax Benefit after an indemnification payment is made, Acquiror shall promptly pay to Seller the amount of the Tax Benefit at such time or times as and to the extent that such Tax Benefit is received. For purposes hereof, "Tax Benefit" shall mean any refund of

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

Taxes paid or reduction in the amount of Taxes which would otherwise be paid currently, in each case computed assuming that the indemnified party pays income Taxes for federal income taxes at a marginal rate of 35% and at a combined state income and franchise tax rate (without regard to federal deductibility of state taxes) of 5%, for a combined federal and state tax rate of 40%.

          11.4.3  Netting of Insurance Proceeds. No Person shall be entitled to
                  -----------------------------
indemnification from Seller for any Losses (a) unless and until Acquiror and its Affiliates have vigorously pursued to final conclusion all claims for insurance available with respect to such Losses and (b) to the extent of the amount of insurance recovered by Acquiror or its Affiliates with respect to such Losses. The amount of any Losses subject to indemnification hereunder shall be calculated net of any insurance recovered by Acquiror or its Affiliates with respect to such Losses.

     11.5  Procedures. In the event that any third party claim or demand shall
           ----------
be asserted against any indemnified party in respect of any Losses, the indemnified party shall promptly, and in any event within 30 days after the receipt of notice of such claim or demand which may give rise to a claim under this Article XI, if a claim in respect thereof is to be made against the
     ----------
indemnifying party hereunder, cause written notice thereof to be given to the indemnifying party; provided, however, that failure to so notify the
                    --------  -------
indemnifying party shall not relieve the indemnifying party from any obligations it may have to the indemnified party hereunder, except to the extent that it is prejudiced by such failure. In the event any claim or demand for indemnification is made under this Article XI, the indemnifying party shall be entitled to
                   ----------
meaningfully participate therein and, upon delivery by the indemnifying party to the indemnified party of written notice, the indemnifying party may assume and control the defense thereof with counsel of its choice, and thereafter the indemnifying party shall not be liable to the indemnified

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

party hereunder for any fees of other counsel subsequently accrued by the indemnified party in connection with the defense thereof. In the event that any claim or demand is made under this Article XI, the indemnifying party and the
                                   ----------
indemnified party shall cooperate fully with each other in connection with the defense, negotiation or settlement of any such claim or demand. If the indemnifying party assumes the defense of an action, (a) the indemnified party shall be entitled to participate therein at its sole cost and expense; and (b) no settlement or compromise thereof may be effected by the indemnified party without the consent of the indemnifying party. If the indemnifying party does not assume the defense of an action, no compromise or settlement thereof may be effected at the expense of the indemnifying party without the consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed.

     11.6  Exclusive Remedies. From and after the Closing, Acquiror's right to
           ------------------
indemnification under this Article XI with respect to any Losses shall be its
                           ----------
sole and exclusive remedy for claims under or with respect to this Agreement or the transactions contemplated hereby, except for equitable relief (including specific performance) and for claims based on fraud, willful misconduct or bad faith.

     11.7  Known Claims. Notwithstanding anything to the contrary herein
           ------------
contained, if the Closing occurs, (a) no claim for indemnification may be asserted under Section 11.3(a) with respect to any matter known to Acquiror on
               ---------------
or before the Closing Date and (b) no claim for indemnification may be asserted under Section 11.2(a) with respect to any matter known to Seller on or before
      ---------------
the Closing Date.

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

                                 ARTICLE XII
                                 MISCELLANEOUS

     12.1  Entire Agreement. This Agreement, including the Schedules and
           ----------------
Exhibits to this Agreement, and the Confidentiality Agreement constitute the entire agreement of the parties to this Agreement with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, with respect to the subject matter hereof and thereof.

     12.2  Notices. All notices, requests and other communications to any party
           -------
hereunder shall be in writing (including facsimile) and shall be given if to Seller, to:

          Beacon Manufacturing Company
          c/o Pillowtex Corporation
          4111 Mint Way
          Dallas, Texas 75237
          Facsimile: (214) 467-0823
          Attention: John F. Sterling, Esq.
               Vice President and General Counsel

     with copies to:

          Beacon Manufacturing Company
          c/o Pillowtex Corporation
          One Lake Circle Drive
          Kannapolis, North Carolina 28081
          Facsimile: (704) 939-2597
          Attention: Treasurer

     and:

          Jones, Day, Reavis & Pogue
          2727 North Harwood Street
          Dallas, Texas 75201
          Facsimile: (214) 969-5100
          Attention: Troy B. Lewis, Esq.

     if to Acquiror to:

          Beacon Acquisition Corporation
          202 Whitson Avenue
          Swannanoa, North Carolina 28778
          Facsimile: (828) 686-5173
          Attention: Kenneth M. Hines

     with a copy to:

          Roberts & Stevens, PA
          BB&T Building, Suite 900
          Asheville, North Carolina 28801
          Facsimile: (828) 253-7200
          Attention: Gregory D. Hutchins, Esq.

or such other address or facsimile number as such party may hereafter specify for such purpose by notice to the other party to this Agreement. Each such notice, request or other communication shall be effective (a) if given by facsimile transmission, when such facsimile is transmitted to the facsimile number specified in this Section 12.2 and the appropriate confirmation is
                         ------------
received, or (ii) if given by any other means, when delivered at the address specified in this Section 12.2.
                  ------------

     12.3  Amendments and Waivers.
           ----------------------

           12.3.1  Writing Required. Any provision of this Agreement may be
                  ----------------
amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Seller and Acquiror or in the case of a waiver, by the party against whom the waiver is to be effective.

          12.3.2  No Implied Waiver. No failure or delay by either party hereto
                  -----------------
in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

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

     12.4  Expenses. Except as otherwise provided in this Agreement, all costs
           --------
and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense. All filing fees associated with Consents of Governmental Entities necessary to consummate the Transfers contemplated hereby (including those associated with any HSR Filings) shall be borne solely by Acquiror. All sales, use, transfer, stamp or similar Taxes imposed by any Governmental Entity, and all recording, filing, notarial or similar fees incurred, in connection with the Transfer of the Purchased Assets pursuant to this Agreement shall be borne solely by Acquiror.

     12.5  Successors and Assigns. The provisions of this Agreement shall be
           ----------------------
binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Acquiror may not Transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of Seller. Seller may Transfer or delegate its rights and obligations under this Agreement to one or more of its Affiliates. Notwithstanding anything to the contrary contained in this Agreement, except as provided Section 8.10 and in Article XI, nothing in this Agreement, expressed or
         ------------        ----------
implied, is intended to confer on any Person other than the parties to this Agreement or their respective successors and permitted assigns, any rights, remedies obligations or liabilities under or by reason of this Agreement.

     12.6  Certain Interpretive Matters.
           ----------------------------

           12.6.1  Certain References. Unless the context otherwise requires,
                   ------------------
(a) all references in this Agreement to Sections, Articles, Exhibits or Schedules are to Sections, Articles, Exhibits or Schedules of or to this Agreement, (b) each term defined in this Agreement has the meaning ascribed to it, and (c) words in the singular include the plural and vice versa. All references to "$" or dollar amounts are to lawful currency
    ---- -----
of the United States of America.

          12.6.2  Titles and Headings. Titles and headings to Sections and
                  -------------------
Articles in this Agreement are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. No provision of this Agreement shall be interpreted in favor of, or against, either of the parties to this Agreement by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

     12.7  Governing Law. This Agreement shall be construed in accordance with
           -------------
and governed by the internal substantive law of the State of Delaware regardless of the laws that might otherwise govern under principles of conflict of laws applicable thereto. This Agreement is subject to any order or act of the Bankruptcy Court applicable hereto, including without limitation the Bidding Procedures Order.

     12.8  Bulk Sales. Each of Acquiror and Seller waives compliance by the
           ----------
other with the provisions of the so-called "bulk sales" laws of any jurisdiction.

     12.9  Knowledge. For purposes of this Agreement, references to "knowledge"
           ---------
of Seller refer to the actual knowledge of the individuals listed on Part (a) of
Schedule 12.9 and references to "Knowledge" of Acquiror refer to the actual
-------------
knowledge of the individuals listed on Part (b) of Schedule 12.9.
                                                   -------------

     12.10  Consent to Jurisdiction. The Bankruptcy Court shall have
            -----------------------
jurisdiction over any dispute arising out of or in connection with the transactions contemplated by this Agreement.

The parties to this Agreement consent to the exclusive jurisdiction of the Bankruptcy Court (and of the appropriate appellate courts therefrom) in any such dispute and irrevocably waive, to the fullest extent permitted by Law, any objection that they may now or hereafter have to the laying of the venue of any such dispute in the Bankruptcy Court or that any such dispute brought in the Bankruptcy Court has been brought in an inconvenient forum. Process may be served on any party anywhere in the world, whether within or without the jurisdiction of the Bankruptcy Court. Without limiting the foregoing, the parties to this Agreement agree that service of process on such party may be made upon the designated Person at the address provided in Section 12.2 and
                                                           ------------
shall be deemed to be effective service of process on such party.

     12.11  Arbitration. The Bankruptcy Court shall have jurisdiction to resolve
            -----------
any dispute prior to the parties' submission to arbitration. In the event the Bankruptcy Court declines jurisdiction over any dispute, including any claim for indemnification under Article XI, concerning this Agreement, its effect or the
                      ----------
transactions contemplated by it, or the Bankruptcy Court is found not to have such jurisdiction, the same shall be settled before a panel of three arbitrators in accordance with the then applicable provisions of the American Arbitration Association ("AAA") using the rules of procedure of the State of North Carolina. Each of Seller and Acquiror shall appoint one arbitrator, and those two arbitrators shall appoint a third arbitrator. In the event that the two arbitrators cannot agree on a third arbitrator within 10 calendar days following the appointment of the second arbitrator, then the third arbitrator shall be appointed by the AAA in accordance with its then applicable rules. If either Seller or Acquiror fails to appoint an arbitrator within 45 calendar days after written notice from one party to the other party detailing the dispute, the arbitrator chosen by the party that has chosen an arbitrator shall act as the sole arbitrator. The arbitration shall take place in Mecklenburg County,

North Carolina or in such other place as Seller and Acquiror may agree. Punitive or exemplary damages shall not be permitted under any circumstances. All determinations made by a majority of the arbitrators shall be final and binding upon the parties, with costs of the arbitration to be allocated by the arbitration panel.

     12.12  Severability. If any provision of this Agreement is determined by a
            ------------
Governmental Entity to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     12.13  Counterparts; Effectiveness. This Agreement may be signed in any
            ---------------------------
number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and to this Agreement were upon the same instrument. This Agreement shall become effective when each party to this Agreement shall have received counterparts hereof signed by the other party to this Agreement.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                            SELLER:

                            BEACON MANUFACTURING COMPANY

                            By: /s/ Michael R. Harmon
                                ------------------------------------------------
                                Michael R. Harmon
                                 Vice President and Chief Financial Officer

                            ACQUIROR:

                            BEACON ACQUISITION CORPORATION

                            By: /s/ John Kuklenski
                                ------------------------------------------------
                                John Kuklenski
                                 Chief Executive Officer

                             GUARANTEE
                             ---------

     Parent shall cause Seller to perform its obligations under this Agreement and Parent hereby guarantees the due performance of all such obligations by Seller. The foregoing guarantee is an independent obligation of Parent and upon any default by Seller in the performance of its obligations under this Agreement, Acquiror may immediately proceed against Parent without proceeding against or joining Seller. Parent has the requisite corporate power and authority to execute and deliver this Guarantee and to perform its obligations hereunder. The execution and delivery of this Guarantee by Parent and the performance by Parent of is obligations hereunder have been duly authorized by all necessary corporate actions of Parent. Subject to the approval of the Bankruptcy Court, this Guarantee is a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms. No Consent is required in connection with the execution or delivery by Parent of, or the performance by Parent of its obligations under, this Guarantee, except for (a) the Consents listed or described on Schedule 6.3, (b) the filing of applicable HSR Filings,
                       ------------
if any, and the expiration or termination of the applicable waiting period thereunder, (c) the approval of the Bankruptcy Court, (d) the approval of the senior lenders required pursuant to the DIP Facility, or (e) Consents that would not have, individually or in the aggregate, a Material Adverse Effect if not obtained or made.

                                 PILLOWTEX CORPORATION

                                 By: /s/ Michael R. Harmon
                                     -------------------------------------------
                                     Michael R. Harmon,
                                      Executive Vice President and Chief
                                      Financial Officer